                                                                       Exhibit D

================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                           DARLING INTERNATIONAL INC.,
                                as the Borrower,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                                    as Agent,

                                       and
                         the other lenders named herein

                                  May 10, 2002


================================================================================

                                TABLE OF CONTENTS

ARTICLE 1            Definitions ............................................  1
      Section 1.1    Definitions ............................................  1
      Section 1.2    Other Definitional Provisions .......................... 12
      Section 1.3    Accounting Terms and Determinations .................... 12
      Section 1.4    Time of Day ............................................ 12

ARTICLE 2            Revolving Credit Facility .............................. 13
      Section 2.1    Revolving Commitments .................................. 13
      Section 2.2    Notes .................................................. 13
      Section 2.3    Repayment of Revolving Loans ........................... 13
      Section 2.4    Use of Proceeds ........................................ 13
      Section 2.5    Fees ................................................... 13
              (a)    Revolving Commitment Fees .............................. 13
              (b)    Other Fees ............................................. 13
      Section 2.6    Reduction or Termination of Revolving Commitments ...... 13
              (a)    Mandatory Prepayment Reduction ......................... 13
              (b)    Voluntary Reductions ................................... 13
              (c)    Effect of Reduction .................................... 14
      Section 2.7    Letters of Credit ...................................... 14
              (a)    Commitment to Issue .................................... 14
              (b)    Letter of Credit Request Procedure ..................... 14
              (c)    Letter of Credit Fees .................................. 14
              (d)    Funding of Drawings .................................... 15
              (e)    Reimbursements ......................................... 15
              (f)    Reimbursement Obligations Absolute ..................... 15
              (g)    Issuer Responsibility .................................. 15
      Section 2.8    Swingline Loans ........................................ 16
              (a)    Swingline Commitment ................................... 16
              (b)    Swingline Note ......................................... 16
              (c)    Repayment of Swingline Loans; Funding of Participation . 16
              (d)    Use of Proceeds ........................................ 17
              (e)    Reduction or Termination of Swingline Commitment ....... 17

ARTICLE 3            Term Loan .............................................. 17
      Section 3.1    Notes .................................................. 17
      Section 3.2    Repayment of Term Loans ................................ 17

ARTICLE 4            Interest and Fees ...................................... 17
      Section 4.1    Interest Rate .......................................... 17
      Section 4.2    Payment Dates .......................................... 18
      Section 4.3    Default Interest ....................................... 18
      Section 4.4    Conversion of Libor Accounts ........................... 18
      Section 4.5    Computations ........................................... 18

ARTICLE 5            Administrative Matters ................................. 18
      Section 5.1    Borrowing Procedure .................................... 18
      Section 5.2    Minimum Amounts ........................................ 19
      Section 5.3    Certain Notices ........................................ 19
      Section 5.4    Prepayments ............................................ 19
               (a)   Voluntary Prepayments .................................. 19
               (b)   Mandatory Prepayments .................................. 20
                     (i)   Asset Dispositions and Income Tax Refunds ........ 20
                     (ii)  Excess Cash Flow ................................. 21
                     (iii) Over Advance ..................................... 21

                                       ii

                     (iv) Control of Cash and Application to Obligations .... 21
                     (v)  Breakfunding Costs ................................ 22
      Section 5.5    Method of Payment ...................................... 22
      Section 5.6    Pro Rata Treatment; Distribution of Proceeds
                     of Collateral and Collection on the Guaranty ........... 23
      Section 5.7    Sharing of Payments .................................... 24
      Section 5.8    Non-Receipt of Funds by the Agent ...................... 24
      Section 5.9    Withholding Taxes ...................................... 25
      Section 5.10   Withholding Tax Exemption .............................. 25
      Section 5.11   Participation Obligations Absolute; Failure to
                     Fund Participation ..................................... 25

ARTICLE 6            Yield Protection and Illegality ........................ 26
      Section 6.1    Additional Costs ....................................... 26
      Section 6.2    Illegality ............................................. 27
      Section 6.3    Compensation ........................................... 27
      Section 6.4    Capital Adequacy ....................................... 27
      Section 6.5    Replacement of a Bank .................................. 28

ARTICLE 7            Conditions Precedent ................................... 28
      Section 7.1    Effectiveness of Agreement ............................. 28
              (a)    Closing Documents ...................................... 28
              (b)    Attorneys' Fees and Expenses ........................... 29
              (c)    No Material Adverse Effect ............................. 29
              (d)    Other Conditions ....................................... 29
      Section 7.2    Loans and Letters of Credit ............................ 29

ARTICLE 8            Representations and Warranties ......................... 30
      Section 8.1    Corporate Existence .................................... 30
      Section 8.2    Financial Statements ................................... 30
      Section 8.3    Corporate Action; No Breach ............................ 30
      Section 8.4    Operation of Business .................................. 30
      Section 8.5    Litigation and Judgments ............................... 30
      Section 8.6    Rights in Properties; Liens; Nonproductive Assets ...... 31
      Section 8.7    Enforceability ......................................... 31
      Section 8.8    Approvals .............................................. 31
      Section 8.9    Debt ................................................... 31
      Section 8.10   Taxes .................................................. 31
      Section 8.11   Margin Securities ...................................... 31
      Section 8.12   ERISA .................................................. 31
      Section 8.13   Disclosure ............................................. 32
      Section 8.14   Subsidiaries ........................................... 32
      Section 8.15   Agreements ............................................. 32
      Section 8.16   Compliance with Laws ................................... 32
      Section 8.17   Investment Company Act ................................. 32
      Section 8.18   Public Utility Holding Company Act ..................... 32
      Section 8.19   Environmental Matters .................................. 32
      Section 8.20   Solvency ............................................... 33

ARTICLE 9            Positive Covenants ..................................... 33
      Section 9.1    Reporting Requirements ................................. 33
      Section 9.2    Maintenance of Existence; Conduct of Business .......... 36
      Section 9.3    Maintenance of Properties .............................. 36
      Section 9.4    Taxes and Claims ....................................... 36
      Section 9.5    Insurance; Casualty and Condemnation Proceeds .......... 36
      Section 9.6    Inspection Rights ...................................... 36
      Section 9.7    Keeping Books and Records .............................. 36

                                      iii

      Section 9.8    Compliance with Laws; Environmental Laws ............... 36
      Section 9.9    Compliance with Agreements ............................. 37
      Section 9.10   Further Assurances; Post Closing Items; Exceptions to
                     Perfection and other Collateral Matters ................ 37
               (a)   Further Assurance ...................................... 37
               (b)   Reserved ............................................... 38
               (c)   Deposit Accounts ....................................... 38
               (d)   Creation, Perfection and Protection of Liens on
                     Real Property .......................................... 38
               (e)   Insignificant Subsidiaries ............................. 39
      Section 9.11   ERISA .................................................. 40
      Section 9.12   Packers and Stockyards Act Compliance .................. 40
      Section 9.13   Payments of Adjusted Existing Accrued Interest ......... 40

ARTICLE 10           Negative Covenants ..................................... 40
      Section 10.1   Debt ................................................... 40
      Section 10.2   Limitation on Liens and Restrictions on Subsidiaries ... 41
      Section 10.3   Mergers, Etc ........................................... 42
      Section 10.4   Restricted Junior Payments ............................. 42
      Section 10.5   Investments ............................................ 42
      Section 10.6   Limitation on Issuance of Capital Stock ................ 43
      Section 10.7   Transactions With Affiliates ........................... 43
      Section 10.8   Disposition of Assets .................................. 43
      Section 10.9   Sale and Leaseback ..................................... 45
      Section 10.10  Lines of Business ...................................... 45
      Section 10.11  Hedging ................................................ 45

ARTICLE 11           Financial Covenants .................................... 46
      Section 11.1   Adjusted EBITDA ........................................ 46
      Section 11.2   Debt Coverage .......................................... 46
      Section 11.3   Capital Expenditure Limits ............................. 46

ARTICLE 12           Default ................................................ 47
      Section 12.1   Events of Default ...................................... 47
      Section 12.2   Remedies ............................................... 49
      Section 12.3   Cash Collateral ........................................ 50
      Section 12.4   Performance by the Agent; .............................. 50
      Section 12.5   Set-off ................................................ 50
      Section 12.6   Continuing Event of Default ............................ 50

ARTICLE 13           The Agent .............................................. 50
      Section 13.1   Appointment, Powers and Immunities ..................... 50
      Section 13.2   Rights of the Agent as a Bank .......................... 51
      Section 13.3   Defaults ............................................... 51
      Section 13.4   Indemnification ........................................ 51
      Section 13.5   Independent Credit Decisions ........................... 52
      Section 13.6   Several Commitments .................................... 52
      Section 13.7   Successor Agent ........................................ 52
      Section 13.8   Agent Fee .............................................. 52
      Section 13.9   Deposit Accounts held at Agent ......................... 52
      Section 13.10  Approved Bank Affiliates Rights ........................ 53

ARTICLE 14           Miscellaneous .......................................... 53
      Section 14.1   Expenses ............................................... 53
      Section 14.2   Indemnification ........................................ 53
      Section 14.3   Limitation of Liability ................................ 54
      Section 14.4   No Duty ................................................ 54

                                       iv


      Section 14.5   No Fiduciary Relationship .............................. 54
      Section 14.6   Equitable Relief ....................................... 54
      Section 14.7   No Waiver; Cumulative Remedies ......................... 54
      Section 14.8   Successors and Assigns ................................. 54
      Section 14.9   Survival ............................................... 57
      Section 14.10  Entire Agreement; Amended and Restatement; Release ..... 57
      Section 14.11  Amendments ............................................. 57
      Section 14.12  Maximum Interest Rate .................................. 58
      Section 14.13  Notices ................................................ 58
      Section 14.14  Governing Law .......................................... 58
      Section 14.15  Counterparts ........................................... 59
      Section 14.16  Severability ........................................... 59
      Section 14.17  Headings ............................................... 59
      Section 14.18  Non-Application of Chapter 346 of Texas Finance Code ... 59
      Section 14.19  Construction ........................................... 59
      Section 14.20  Independence of Covenants .............................. 59
      Section 14.21  Waiver of Jury Trial ................................... 59
      Section 14.22  Confidentiality ........................................ 59
      Section 14.23  Waiver of Existing Defaults ............................ 59
      Section 14.24  Conflict with Loan Documents ........................... 60

                                       v

                                INDEX TO EXHIBITS

     Exhibit                     Description of Exhibit
     -------                     ----------------------
     "A"                           Revolving Note
     "B"                           Swingline Note
     "C"                           Term Note
     "D"                           Guaranty
     "E"                           Borrower/Subsidiary Security Agreement
     "F"                           Assignment and Acceptance
     "G"                           Compliance Certificate


                               INDEX TO SCHEDULES

     Schedule                      Description of Schedule
     --------                      -----------------------
     1.1(a)                        Excluded Real Property
     8.5                           Litigation
     8.6                           Title Exceptions
     8.10                          Pending Investigations by Taxing Authorities
     8.14                          List of Subsidiaries
     8.19                          Environmental Matters
     9.10(a)                       Vehicle Titles; Abandon Foreign Registrations
     10.1                          Existing Debt
     10.2                          Existing Liens
     10.5                          Existing Investments
     10.8                          Nonproductive Assets
     14.8                          Ineligible Assignees

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement"), dated as of May 10, 2002 is among DARLING INTERNATIONAL INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), each of the banks or other lenders which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and CREDIT LYONNAIS NEW YORK BRANCH, individually as a Bank and as agent for itself, the other Banks and the other Secured Parties (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

         A. The Borrower, the Agent and the Banks are parties to that certain Amended and Restated Credit Agreement dated as of January 22, 1999 (as the same has been amended and otherwise modified, the "Original Agreement").

         B. Events of Default occurred under the Original Agreement as described in that certain Agreement dated as of June 29, 2001, among the Borrower, the Banks and the Agent (as modified and amended, the "Forbearance Agreement"). Pursuant to the terms and conditions of that certain Recapitalization Agreement dated as of March 15, 2002, among the Borrower, the Banks and the Agent (as modified or amended, the "Recapitalization Agreement"), the Borrower and the Obligated Parties have requested, among other things, that the Banks (i) waive the Existing Defaults (as defined in the Forbearance Agreement), (ii) exchange a portion of the obligations and indebtedness owed by the Borrower to the Banks under the Original Agreement for certain capital stock of the Borrower, and
(iii) amend and restate the Original Agreement with respect to the remaining obligations and indebtedness of the Borrower to the Banks under the Original Agreement and add certain new commitments from certain of the Banks and/or other lenders to provide additional revolving credit to the Borrower.

         C. The Banks are willing to so waive the Existing Defaults and amend and restate the Original Agreement upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Acceleration Event" has the meaning specified in subsection
5.4(b)(iv).

         "Account" means either a Base Rate Account or a Libor Account.

         "Additional Costs" has the meaning specified in Section 6.1.

         "Adjusted EBITDA" has the meaning specified in Section 11.1.

         "Adjusted Existing Accrued Interest" shall mean an amount calculated as accrued and unpaid interest from (i) February 1, 2002 until and including April 23, 2002 on $69,000,000 in principal of Loans made under the Original Agreement, and (ii) from April 24, 2002 until the Closing Date on $61,762,643 in principal of Loans made under the Original Agreement, in each case calculated as if such Loans were Base Rate Accounts under this Agreement.

         "Adjusted Working Capital" means, for any day a determination thereof is to be made, the difference of (a) the Borrower's current assets less all cash and cash equivalents, minus (b) the Borrower's current liabilities plus, to the extent not otherwise included as current liabilities, the outstanding principal amount of Revolving Loans and all Letter of Credit Liabilities, determined on a consolidated basis in conformity with GAAP.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person, or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

         "Agreement" means this Amended and Restated Credit Agreement as the same may be amended, supplemented or otherwise modified from time to time.

         "Applicable Lending Office" means for each Bank and each type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans subject to Accounts of such type are to be made and maintained.

         "Approved Bank Affiliates" means, with respect to each Bank listed below and only for so long as such Bank remains a "Bank" hereunder, the Person or Persons identified below opposite the name of such Bank:

                     Bank                                            Affiliate
                     ----                                            ---------
  1.  Wells Fargo Bank (Texas), National               Wells Fargo Bank, National Association
      Association                                      Regulas West, LLC

  2.  Bank One, N.A.                                   NBD Bank
                                                       Banc One Leasing Corporation

  3.  Credit Lyonnais New York Branch                  Credit Lyonnais, London Branch

         "Assignee" has the meaning set forth in subsection 14.8(b).

         "Assigning Bank" has the meaning set forth in subsection 14.8(b).

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its Assignee and, if required, accepted by the Agent pursuant to Section 14.8(b), in substantially the form of Exhibit F.

         "Available Cash" has the meaning set forth in subsection 5.4(b)(iv).

         "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

         "Bankruptcy Code" has the meaning set forth in subsection 12.1(e).

         "Base Rate" means, at any time, the rate of interest per annum then most recently established by the Agent as its base rate, which rate may not be the lowest rate of interest charged by the Agent to its borrowers. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect without notice to the Borrower at the time of such change in the Base Rate.

         "Base Rate Account" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

         "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

         "Borrower Security Agreement" means the amended and restated security agreement between the Borrower and the Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit E, as the same may be amended or otherwise modified.

         "Business Day" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the States of New York or Texas or is a day on which banking institutions located in either such State are closed, and (b) with respect to all payments, Conversions, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Expenditures" means, for any period and any Person, all expenditures of such Person which are classified as capital expenditures on the consolidated statement of cash flows of such Person in accordance with GAAP, including, without limitation, all such expenditures so classified as "recurring capital expenditures" and all such expenditures associated with Capital Lease Obligations.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Class" when used in reference to any Bank, refers to whether such Bank has a Revolving Commitment, a Term Commitment or a Swingline Commitment.

         "Classified Subsidiary" has the meaning set forth in the definition of Insignificant Subsidiary.

         "Closing Date" means May 10, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means the property in which Liens have been granted to the Agent for the benefit of the Secured Parties pursuant to the Loan Documents (as the same may have been amended, supplemented or otherwise modified from time to time) executed in connection with the Original Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement, any Mortgage, or any other agreement, document, or instrument executed by the Borrower or a Subsidiary in accordance with Section 9.10, whether such Liens are now existing or hereafter arise.

         "Commercially Reasonable Efforts" means, with respect to the obligation to obtain from a third party any of the documentation required by Section 9.10, that the Borrower or applicable Obligated Party shall have expended, in good faith and within the time period required by Section 9.10, all reasonable efforts to obtain the applicable document, or an acceptable substitute, from such third party.

         "Commitments" means, as to each Bank, such Bank's Revolving Commitment, Term Commitment, and, if such Bank is the Agent, the Swingline Commitment.

         "Compliance Certificate" means a certificate in substantially the form of Exhibit G properly completed and executed by the chief financial officer or treasurer of the Borrower.

         "Concentration Account" means a deposit account established at the Agent by the Borrower and controlled by the Agent for the benefit of the Secured Parties in which all funds received through the Lockbox Accounts shall be deposited.

         "Contingent Primary Obligations" means, at any time, all identifiable and quantifiable contingent and unliquidated obligations, indebtedness, and liabilities of the Borrower to any Secured Party arising from, pursuant to, or in connection with the Loan Documents, the SWAP Documents and the Deposit and Cash Management Services, whether direct, indirect, related, unrelated, joint, several, or joint and several, including without limitation, the Reimbursement Obligations and the potential liability of the Borrower under any SWAP Documents.

         "Contract Rate" has the meaning specified in subsection 14.12(a).

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.4 or Article 6 of a Libor Account into a Base Rate Account or a Base Rate Account into a Libor Account.

         "Credit Lyonnais Accounts" has the meaning set forth in Section 13.9.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money (it being understood that any such obligations for borrowed money of the Borrower arising under this Agreement and the other Loan Documents shall not be modified by the application of Standard No. 15 of the Financial Accounting Standards Board or any other accounting rule or convention affecting how such obligations are to be accounted for on the balance sheet of the Borrower); (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments (other than the Preferred Stock); (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days); (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; and (i) all obligations of such Person arising in connection with noncompete, consulting, and similar agreements which are classified as liabilities on a balance sheet in accordance with GAAP. In determining the Dollar amount of Debt of a Person for any purpose of this Agreement, the Dollar amount of any Debt of the type described in clause (f) which has not been assumed by such Person and which is non-recourse to the credit of such Person, shall be equal to the lesser of the amount of the Debt so secured or the fair market value of the applicable property.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default. The compliance with the financial covenants set forth in Sections 11.1 and 11.2 is tested as of the end of a Fiscal Quarter (the "Test Date") for a trailing period of time specified therein (the "Test Period"). As of any date after one Test Date but prior to the next Test Date, the financial performance of the Borrower and the Subsidiaries for the period from the beginning of the then current Test Period to any date prior to such next Test Date shall not be an event or condition which with notice or lapse of time or both would become an Event of Default for purposes of this definition of Default; provided the foregoing provisions shall not prevent: (i) the characterization of a change in the financial performance of the Borrower and the Subsidiaries as a "material adverse change" for purposes of Section 8.2, if in fact such change is material and adverse within the meaning of Section 8.2; (ii) the characterization of a change in the financial performance of the Borrower and the Subsidiaries as having a "Material Adverse Effect" for any purpose of this Agreement, if in fact such change has or would have a "Material Adverse Effect"; or (iii) the occurrence of an Event of Default for failure to comply with such financial covenants on and at any time after such next Test Date as calculated for the related Test Period.

         "Default Rate" means a rate per annum equal to the Base Rate plus four percent (4.0%).

         "Deposit and Cash Management Services" means the deposit and/or cash management products and services provided by a Secured Party in connection with the maintenance of the Lockbox Accounts, the Concentration Account or any of the other deposit or other accounts described on Schedule 3.2 to the Borrower Security Agreement and the Subsidiary Security Agreement.

         "Deposit and Cash Management Services Obligations" means all the obligations of the Borrower to a Bank or an Approved Bank Affiliate (a) to pay the fees charged for the Deposit and Cash Management Services and (b) to reimburse such Bank or Approved Bank Affiliate for any credit extended on uncollected funds in an amount not to exceed such uncollected funds or the amount of any item (including checks and automated clearing house credits) credited to an account but which is subsequently returned unpaid or returned for any other reason.

         "Designated Information" has the meaning specified in Section 14.22.

         "Designated Leased Property" has the meaning specified in subsection 9.10(d)(iii).

         "Dollars" and "$" mean lawful money of the United States of America.

         "EBITDA" means, for any period and any Person, the total of the following each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus
(c) Net Interest Expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income.

         "Eligible Assignee" has the meaning specified in Section 14.8(b).

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all fees, disbursements, and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any Environmental Law, permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business, which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Event of Default" has the meaning specified in Section 12.1.

         "Excess Cash Flow" has the meaning specified in subsection 5.4(b)(ii).

         "Existing Defaults" has the meaning specified in the Recitals to this Agreement.

         "Existing Letters of Credit" means the letters of credit issued by the Agent under the Original Agreement, which remain outstanding on the Closing Date.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

         "Fee Owned Designated Property" means each parcel of real property owned by Borrower or a Significant Subsidiary in fee other than those parcels described on Schedule 1.1 (a).

         "Fiscal Quarters" means the four (4) periods falling in each Fiscal Year, each such period being thirteen (13) or fourteen (14) weeks in duration, as applicable, with the first such period in any Fiscal Year beginning on the first day of such Fiscal Year and the last such period in any Fiscal Year ending on the last Saturday closest to December 31.

         "Fiscal Year" means the fifty-two (52) or fifty-three (53) week period, as the case may be, beginning on the date, which is one day after the date of the end of the similar preceding period and ending on the Saturday closest to December 31.

         "Forbearance Agreement" has the meaning specified in the Recitals to this Agreement.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranty" means the guaranty of a Significant Subsidiary in favor the Secured Parties, in substantially the form of Exhibit D, as the same may be amended or otherwise modified from time to time.

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material, which is regulated by, or forms the basis of liability under, any Environmental Law.

         "Hedging Agreement" means any present or future, whether master or single, agreement, document, or instrument providing for -- or constituting an agreement to enter into -- an interest-rate, basis, credit default, or commodity swap; forward-rate arrangement; commodity option; equity or equity-index swap or option; bond or interest-rate option; forward-foreign-exchange arrangement; rate-cap, -collar, or -floor arrangement; currency- or cross-currency-swap arrangement; swaption; currency-option; or any similar arrangement.

         "Insignificant Subsidiary" means Insurance Company of Colorado, Inc., and any other Subsidiary (other than any Subsidiary that has executed and delivered a Guaranty) whose (a) net worth (calculated in accordance with GAAP) at the time of determination does not exceed Seven Hundred Fifty Thousand Dollars ($750,000), or (b) total assets (determined in accordance with GAAP) does not exceed an amount equal to five percent (5%) of the total assets of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP (a subsidiary that meets either of the foregoing requirements in this definition is referred to as a "Classified Subsidiary"); provided, however, no Classified Subsidiary shall be deemed an Insignificant Subsidiary if at the time of determination (a) the aggregate net worth (calculated in accordance with GAAP) of all Subsidiaries that are then Classified Subsidiaries exceeds Seven Hundred Fifty Thousand Dollars ($750,000). or (b) the aggregate total assets (determined in accordance with GAAP) of all Subsidiaries that are then Classified Subsidiaries exceeds an amount equal to five percent (5%) of the total assets of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Interest Period" is determined under Section 4.1.

         "Landlord Consent" has the meaning specified in subsection
9.10(d)(iii).

         "Leased Equipment" means any equipment of the Borrower or a Significant Subsidiary in which an Approved Bank Affiliate has either a first priority perfected security interest or ownership interest under the terms of an operating or capital lease entered into with the Borrower or a Significant Subsidiary.

         "Lending Party" has the meaning specified in Section 14.22.

         "Letter of Credit Liabilities" means, at any time, the aggregate maximum amount available to be drawn under all outstanding Letters of Credit, including, without limitation, the Existing Letters of Credit (in each case, determined without regard to whether any conditions to drawing could then be met) and all unreimbursed drawings under Letters of Credit, including, without limitation, the Existing Letters of Credit.

         "Letters of Credit" has the meaning specified in subsection 2.7(a).

         "Libor Account" means a portion of a Loan that bears interest at a rate based upon the Libor Rate.

         "Libor Rate" means, for any Libor Account and for the relevant Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the quotient obtained by dividing (a) the rate displayed on page 3750 on the Teleratesystem Incorporated Service (or such other page as may replace such page on such service) at approximately 11:00 a.m. London time two
(2) Business Days before the first day of that Interest Period in an amount comparable to that Libor Account and having a maturity approximately equal to that Interest Period, by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the relevant Interest Period.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loans" means Revolving Loans, Swingline Loans, and/or Term Loans.

         "Loan Documents" means this Agreement, the Notes, the Borrower Security Agreement, each Guaranty, the Subsidiary Security Agreement, the Mortgages, and all other promissory notes, security agreements, deeds of trust, mortgages, assignments, guaranties, letters of credit, and other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Agreement or the Original Agreement, as such instruments, agreements, and other documentation may be amended or otherwise modified but excluding any operating or capital lease and any other documentation evidencing or governing a Secondary Obligation.

         "Lockbox Accounts" shall mean the lockbox accounts established from time to time pursuant to the Lockbox Agreements in which all funds received pursuant to the Lockbox Agreements shall be deposited.

         "Lockbox Agreements" shall mean any lockbox or other agreement entered into by the Borrower or a Significant Subsidiary with the Agent or any Bank pursuant to which a lockbox and deposit account shall be established for the Borrower or a Significant Subsidiary into which payments on the Borrower's or such Significant Subsidiary's accounts or other Collateral shall be sent and deposited, each in form and substance satisfactory to the Agent, as the same may be amended or otherwise modified.

         "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole, or (b) a material adverse effect on the validity, perfection, priority, or ability of the Agent to enforce the Agent's Lien on the Collateral or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the "weekly ceiling" described in, and computed in accordance with, Article 5069, Vernon's Texas Civil Statutes.

         "Mortgage Amendment" has the meaning specified in subsection
9.10(d)(i).

         "Mortgages" means each mortgage, deed of trust, leasehold mortgage, leasehold deed of trust or other agreement executed by the Borrower or any Obligated Party which creates a Lien on such Person's interests in real property in favor of the Agent for the benefit of the Secured Parties as required pursuant to the terms of Section 9.10, each of which shall be in form and substance reasonably satisfactory to the Agent.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Cash Proceeds" has the meaning specified in subsection 5.4(b)(i).

         "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in conformity with GAAP (it being understood that such net income in conformity with GAAP is prior to any adjustment for dividends and accretion relating to the Preferred Stock), but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to asset dispositions; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary or non-cash, gains or credits or extraordinary, or non-cash losses or charges.

         "Net Interest Expense" means, for any period and any Person, the remainder of the following for such Person calculated on a consolidated basis for such period in accordance with GAAP: (a) interest expense, minus (b) interest income.

         "Net Out Flows" has the meaning specified in Section 10.8.

         "Notes" means the Revolving Notes, the Swingline Note, and the Term Notes.

         "Notice of Default" has the meaning specified in Section 13.3.

         "Obligated Party" means the Significant Subsidiaries or any other Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "Obligations" means the Primary Obligations and the Secondary Obligations.

         Offsetting Purchase" has the meaning specified in subsection
10.8(f)(ii).

         "Original Agreement" has the meaning specified in the Recitals to this Agreement.

         "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding, plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Revolving Bank, including the Agent as a Revolving Bank, such Revolving Bank's participation or other interest in such Letter of Credit Liabilities), plus (c) the aggregate amount of Swingline Loans (or when calculated with respect to a Revolving Bank, including the Agent as a Revolving Bank, such Revolving Bank's participation or other interest in such Swingline Loans) then outstanding.

         "Payor" has the meaning specified in Section 5.8.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Perfection Event" has the meaning specified in subsection 9.10(a)(ii).

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Preferred Stock" means the Series A Preferred Stock of the Borrower issued to the Banks pursuant to the terms of the Recapitalization Agreement.

         "Primary Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent, the Banks, the Approved Bank Affiliates or any of them arising from, pursuant to, or in connection with the Loan Documents and the SWAP Documents and all the Deposit and Cash Management Services Obligations, in each case whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including without limitation, the obligations of the Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and the Reimbursement Obligations, and all fees, costs and expenses (including, without limitation, reasonable attorney's fees) provided for in the Loan Documents, SWAP Documents or in connection with the documentation governing the Deposit and Cash Management Services.

         "Principal Office" means the principal office of the Agent, located at 1301 Avenue of the Americas, New York, New York 10019.

         "Prohibited Transaction" means any transaction set forth in Section 406 or Section 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

         "Quarterly Payment Date" means the last day of the third (3rd) full calendar month occurring after the Closing Date and the last day of each third
(3rd) calendar month occurring thereafter.

         "Raw Material Supplier" has the meaning specified in subsection
10.1(g).

         "Recapitalization Agreement" has the meaning specified in the Recitals to this Agreement.

         "Register" has the meaning specified in subsection 14.8(c).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Agent for any demand for payment or drawing under a Letter of Credit, including, without limitation, any Existing Letter of Credit.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

         "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Replacement Candidate" has the meaning specified in Section 6.5.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Required Banks" means the Required Revolving Banks and the Required Term Banks.

         "Required Payment" has the meaning specified in Section 5.8.

         "Required Revolving Banks" means at least three (3) Revolving Banks having in the aggregate either a direct or, in the case of Swingline Loans and Letter of Credit Liabilities, participation interest in the following, calculated without duplication: (a) more than fifty percent (50%) of the Revolving Commitments or (b) if the Revolving Commitments have terminated, more than fifty percent (50%) of the sum of (i) the outstanding principal amount of the Revolving Loans and the Swingline Loans and (ii) the participations in outstanding Letter of Credit Liabilities, including, without limitation, Letter of Credit Liabilities related to the Existing Letters of Credit; provided, however, that if there are less than three (3) Revolving Banks at the time of determination, "Required Revolving Banks" shall mean all of the Revolving Banks; and provided, further, that all Banks which are either Affiliates of each other or are investment funds or similar entities managed by a Bank or an Affiliate of a Bank shall be deemed to constitute a single "Bank" for the purpose of determining the number of Banks hereunder.

         "Required Term Banks" means at least three (3) Term Banks having in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Term Loan.; provided, however, that if there are less than three (3) Term Banks at the time of determination, "Required Term Banks" shall mean all of the Term Banks; and provided, further, that all Banks which are either Affiliates of each other or are investment funds or similar entities managed by a Bank or an Affiliate of a Bank shall be deemed to constitute a single "Bank" for the purpose of determining the number of Banks hereunder.

         "Reserve Requirement" means, for any Libor Account and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable law) applicable to eurocurrency fundings or liabilities as of the first day of that Interest Period.

         "Revolving Bank" means any Bank which has a Revolving Commitment (or if the Revolving Commitments have terminated, any Bank which is owed any portion of the Outstanding Revolving Credit).

         "Revolving Commitment" means, as to each Bank, the obligation, if any of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit and Swingline Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Commitment," as the same may be reduced or terminated pursuant to Section 2.6,
Section 12.2, or Section 14.8 or, if applicable, in such Bank's most recent Assignment and Acceptance executed after the Closing Date. As of the Closing Date, the aggregate amount of the Revolving Commitments of all Revolving Banks equals Seventeen Million Three Hundred Thirty Seven Thousand Three Hundred and Fifty Seven Dollars ($17,337,357).

         "Revolving Commitment Percentage" means, as to any Revolving Bank, the percentage equivalent of a fraction (a) the numerator of which is the amount of the Revolving Commitment of such Revolving Bank and (b) the denominator of which is the aggregate amount of the Revolving Commitments of all Revolving Banks.

         "Revolving Loans" means, as to any Revolving Bank, the advances made by such Revolving Bank pursuant to Section 2.1.

          "Revolving Notes" means the promissory notes provided for by Section
2.2 and all amendments or other modifications thereof.

          "Route Purchaser" has the meaning specified in subsection 10.8(f).

          "Route Sale" has the meaning specified in subsection 10.8(f).

          "S&P" means Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereof, which is a nationally recognized statistical rating organization.

          "Secondary Obligations" means all obligations, indebtedness, and liabilities of the Borrower to any Secured Party arising from, pursuant to, or in connection with any operating or capital lease (including without limitation, that certain Master Lease dated February 17, 1998 between the Borrower and NBD Bank, as amended or otherwise modified), whether such obligations, indebtedness and liabilities are now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several and all fees, costs and expenses (including, without limitation, reasonable attorneys' fees) provided for in connection therewith.

          "Secured Parties" means the Agent, the Banks and the Approved Bank Affiliates.

          "Significant Subsidiary" means any Subsidiary that is organized under the laws of a state located in the United States of America and is not an Insignificant Subsidiary.

          "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

          "Subsidiary Security Agreement" means the amended and restated security agreement between the Significant Subsidiaries and the Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit E, as the same may be amended or otherwise modified.

          "SWAP Documents" means all documents and agreements evidencing any Hedging Agreement between Borrower or any Significant Subsidiary and any Bank or its Affiliates and which is otherwise permitted under the terms of this Agreement, including, without limitation, the following International SWAP Dealers Association, Inc., Master Agreements entered into with the Borrower, all schedules thereto and all confirmations delivered thereunder, as the same may be amended or otherwise modified:

================================================================================

                 Secured Party                             Date
                 -------------                             ----
================================================================================

1.  Wells Fargo Bank, National Association             June 6, 1997
--------------------------------------------------------------------------------

2.  Credit Lyonnais New York Branch                    June 6, 1997
================================================================================

          "Swingline Commitment" means the obligation of the Agent to make advances pursuant to subsection 2.8(a) in an aggregate principal amount at any one time outstanding up to but not exceeding Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000), as such amount may be reduced pursuant to subsection 2.8(e) or Section 12.2.

          "Swingline Loans" means the advances made by the Agent pursuant to subsection 2.8(a).

          "Swingline Maturity" has the meaning specified in subsection 2.8(c).

          "Swingline Note" means the promissory note provided for by subsection 2.8(b) and all amendments and other modifications thereto.

          "Term Bank" means any Bank, which has made or has committed to make a Term Loan.

          "Term Commitment" means, as to each Bank, the obligation, if any, of such Bank to convert a portion of its outstanding advances under the Original Agreement to its Term Loan in accordance with the terms and provisions of this Agreement.

          "Term Loan" means, as to any Bank, advances made by such Bank to the Borrower under the Original Agreement, which are being renewed, modified and extended as term loans hereunder on the Closing Date, equal to such Bank's Term Loan Percentage of $61,012,643. The principal amount of each Bank's Term Loan outstanding as of the Closing Date is set forth opposite the name of such Bank on the signature pages hereto under the heading "Term Loan". As of the Closing Date, the aggregate outstanding principal amount of the Term Loans of all Banks equals Sixty One Million Twelve Thousand Six Hundred Forty Three Dollars ($61,012,643).

          "Term Loan Percentage" means, as to any Term Bank, the percentage equivalent of a fraction of (a) the numerator of which is the amount of the outstanding Term Loan of such Term Bank, and (b) the denominator of which is the aggregate amount of the outstanding Term Loans of all Term Banks.

          "Term Notes" means the promissory notes provided for by Section 3.1 and all amendments and other modifications thereto.

          "Termination Date" means May 10, 2007, or such earlier date on which the Commitments terminate as provided in this Agreement.

          "UCC" means the Uniform Commercial Code as in effect in the State of Texas; provided that, when applicable as determined in accordance with the Borrower Security Agreement, "UCC" shall have the meaning provided for in the proviso to the definition of UCC set forth in the Borrower Security Agreement.

          Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

          Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated. In the event any changes in accounting principles required by GAAP or recommended by the Borrower's certified public accountants and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then the Borrower, the Agent, and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower, and the Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

          Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to New York, New York time.

                                   ARTICLE 2

                            Revolving Credit Facility

          Section 2.1 Revolving Commitments. Subject to the terms and conditions of this Agreement, each Revolving Bank severally agrees to make one or more advances to the Borrower from time to time from and including the first Business Day to occur after the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Revolving Bank's Revolving Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Revolving Bank (including the Agent as a Revolving Bank) shall not at any time exceed such Revolving Bank's Revolving Commitment, and (b) the Outstanding Revolving Credit shall not at any time exceed the aggregate Revolving Commitments. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments.

          Section 2.2 Notes. The Revolving Loans made by a Revolving Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, payable to the order of such Revolving Bank in a principal amount equal to its Revolving Commitment as in effect on the Closing Date or, if applicable, on the date of the most recent Assignment and Acceptance executed by such Revolving Bank after the Closing Date, and otherwise duly completed.

          Section 2.3 Repayment of Revolving Loans. Without limiting the effect of Section 2.6, the Borrower shall pay to the Agent for the account of the Revolving Banks the outstanding principal amount of all of the Revolving Loans on the Termination Date.

          Section 2.4 Use of Proceeds. The proceeds of Revolving Loans shall be used by the Borrower (a) for working capital in the ordinary course of business, including, without limitation, the satisfaction of Reimbursement Obligations in accordance with subsection 2.7(e), and to repay Swingline Loans and (b) for other general corporate purposes, including, without limitation, financing Capital Expenditures.

          Section 2.5  Fees.
                       ----

                  (a) Revolving Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Revolving Bank (i) a commitment fee on the daily average unused amount of such Revolving Bank's Revolving Commitment for the period from and including the Closing Date to the Termination Date, at a rate equal to one-half of one percent (0.50%) per annum, and (ii) a facility fee equal to one and one-half percent (1.50%) per annum of the daily average amount of such Revolving Bank's Revolving Commitment. For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by all outstanding Revolving Loans and all Letter of Credit Liabilities but shall not, for purposes of this Section 2.5 only, be deemed utilized by any Swingline Loans. Accrued commitment fees and facility fees under this Section 2.5 shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

                  (b) Other Fees. The Borrower shall pay to the Agent and such Affiliates of the Agent as it may designate, the fees and other amounts described in the letter agreement (as it may be renewed, extended or modified) dated as of March 14, 2002, between Borrower and the Agent. Such fees are solely for the account of the Agent and its Affiliates except that the Agent may unilaterally agree in writing with any Bank in respect of the sharing of such fees.

         Section 2.6   Reduction or Termination of Revolving Commitments.
                       -------------------------------------------------

                  (a) Mandatory Prepayment Reduction. The aggregate amount of the Revolving Commitments shall be automatically reduced by the amount of any prepayment made on the Revolving Loans with Net Cash Proceeds under the terms of subsection 5.4(b)(i).

                  (b) Voluntary Reductions. The Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that: (i) the

         Borrower shall give notice of each such termination or reduction as provided in Section 5.3; (ii) each partial reduction shall be in an aggregate amount at least equal to Five Hundred Thousand Dollars ($500,000); (iii) the Revolving Commitments may not be reduced to an amount less than the sum of the Swingline Commitment plus the Letter of Credit Liabilities then outstanding; and (iv) the Revolving Commitments may not be reduced to an amount less than $10,000,000, unless the Term Loans have been (or contemporaneously therewith will be) repaid in full.

                  (c) Effect of Reduction. The Revolving Commitments may not be reinstated after they have been terminated or reduced.

         Section 2.7  Letters of Credit.

                  (a) Commitment to Issue. The Borrower may utilize the Revolving Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue standby or documentary letters of credit for the Borrower's or one of the Subsidiaries' account (such letters of credit, including, without limitation, the Existing Letters of Credit, being hereinafter referred to collectively as the "Letters of Credit"); provided, however, (i) the Outstanding Revolving Credit shall not at any time exceed the aggregate Revolving Commitments, and (ii) the Outstanding Revolving Credit applicable to a Revolving Bank shall not at any time exceed such Revolving Bank's Revolving Commitment. Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Revolving Bank, and each other Revolving Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Revolving Bank's Revolving Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities. On and after the Closing Date, the Existing Letters of Credit shall be and be deemed to be "Letters of Credit" issued hereunder and each Revolving Bank shall be deemed to have purchased a participation in an amount equal to such Revolving Bank's Revolving Commitment Percentage of the Existing Letters of Credit.

                  (b) Letter of Credit Request Procedure. The Borrower shall give the Agent at least five (5) Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit to be issued and the nature of the transactions to be supported thereby. Upon receipt of such notice the Agent shall promptly notify each other Revolving Bank of the contents thereof and of such Revolving Bank's Commitment Percentage of the amount of the proposed Letter of Credit. The Agent shall provide any Revolving Bank a copy of each Letter of Credit issued hereunder upon such Revolving Bank's request. Each Letter of Credit shall have an expiration date that does not extend beyond a date which is thirty (30) days prior to the Termination Date, shall be payable in Dollars, must support a transaction entered into in the ordinary course of the Borrower's or a Subsidiary's business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control. Subject to the other terms and conditions herein, each standby Letter of Credit shall have an expiration date that does not extend beyond one (1) year, provided that any standby Letter of Credit may contain provisions whereby its expiration date is automatically extended for additional periods of one (1) year on any current or thereafter established expiration date unless the Agent provides notice to the beneficiary of the Letter of Credit that it will not be so extended. Each such standby Letter of Credit must permit the Agent to give such notice of nonextension at any time up to the date, which is no greater than ninety (90) days prior to the applicable expiration date.

                  (c) Letter of Credit Fees. The Borrower will pay to the Agent for the account of each Revolving Bank an irrevocable letter of credit fee on such Bank's Revolving Commitment Percentage of the maximum amount available for drawings under each Letter of Credit from time to time, such letter of credit fee (i) to be paid in arrears on each Quarterly Payment Date until and including the next Quarterly Payment Date to occur after the date of expiration or termination thereof, and
         (ii) to be calculated for the period such Letter of Credit is outstanding at a rate equal to three percent (3.00%) per annum. After receiving any payment of any letter of credit fees under this clause
         (c), the Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit, the Borrower will also pay to the Agent for its account only the fees and expenses described in subsection 14.1(b), to the extent applicable, and, on each Quarterly Payment

         Date after the Closing Date, a fronting fee calculated at the rate of one eighth of one percent (0.125%) per annum on the maximum amount available to be drawn under such Letter of Credit.

                  (d) Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Borrower and each Revolving Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 11:00 a.m. on the applicable payment date (or 11:00 a.m. on the next Business Day after notice of such drawing is given, if later), each Revolving Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Revolving Bank's Revolving Commitment Percentage of the amount to be paid as a result of such demand or drawing even if the conditions to a Loan under Article 7 have not been satisfied.

                  (e) Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit (regardless of whether such Letter of Credit is issued for the account of the Borrower or one of the Subsidiaries), without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without set-off, deduction, or counterclaim not later than 3:00 pm. on the date of the corresponding payment under the Letter of Credit by the Agent. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by the Borrower requesting a Revolving Loan in accordance with Section 5.1, the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Agent will pay to each Revolving Bank such Revolving Bank's Revolving Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Revolving Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.7.

                  (f) Reimbursement Obligations Absolute. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including, without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense, or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
         (v) payment by the Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (vi) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower to the extent of actual damages suffered by the Borrower if the Borrower proves in a final nonappealable judgment that it was so damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether the documentation presented under the letter of credit in question complied with the terms thereof, and the Agent agrees to reimburse the Revolving Banks which have funded their participation interest in any such Letter of Credit, pursuant to subsection 2.7(d), their respective Revolving Commitment Percentage of any amount of such Reimbursement Obligations so avoided.

                  (g) Issuer Responsibility. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, any Bank, nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for:
         (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent; (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages;
         (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Borrower shall have a claim against the Agent, and the Agent shall be liable to the Borrower, to the extent of any direct, but not indirect, consequential or punitive, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Agent's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 2.8 Swingline Loans.

                  (a) Swingline Commitment. Subject to the terms and conditions of this Agreement, the Agent agrees to make one or more advances to the Borrower from time to time, from and including the Closing Date to but excluding the Termination Date, in an aggregate principal amount at any time outstanding up to but not exceeding the Swingline Commitment; provided, however, (i) the Outstanding Revolving Credit shall never exceed the aggregate Revolving Commitments and (ii) the Outstanding Revolving Credit applicable to a Revolving Bank (including the Agent as a Revolving Bank) shall never exceed such Revolving Bank's Revolving Commitment. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Swingline Commitment as Base Rate Accounts thereunder. On the date a Swingline Loan is made by the Agent under this subsection 2.8(a), the Agent shall be deemed without further action by any party hereto, to have sold to each Revolving Bank, and each Revolving Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Revolving Bank's Revolving Commitment Percentage in the Swingline Loan so made, such participation to be funded in accordance with clause (c) of this Section 2.8.

                  (b) Swingline Note. The Swingline Loans made by the Agent shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B, payable to the order of the Agent in a principal amount equal to the Swingline Commitment as in effect on the Closing Date and otherwise duly completed.

                  (c) Repayment of Swingline Loans; Funding of Participation. The Borrower shall pay to the Agent for its own account the outstanding principal amount of each Swingline Loan on the earlier of (i) the Termination Date or (ii) the date which is thirty (30) days after the Swingline Loan is made (the earlier of such date with respect to a Swingline Loan herein the "Swingline Maturity"). Subject to the other terms and conditions of this Agreement, the Borrower may repay a Swingline Loan on its Swingline Maturity or at any time prior thereto by requesting a Revolving Loan in accordance with Section 5.1 with the proceeds thereof payable to the Agent for its own account. The Agent, at any time in its sole and absolute discretion and whether or not a Swingline Maturity shall have occurred, may require that each Revolving Bank fund its participation in the then outstanding principal amount of all Swingline Loans by giving each Revolving Bank notice thereof. Additionally, if the Borrower shall not have repaid a Swingline Loan by 1:00 p.m. on the corresponding Swingline Maturity, the Agent will notify each Revolving Bank of the aggregate principal amount of the Swingline Loan, which has not been repaid. Upon the giving of any notice by the Agent under either of the preceding two sentences, each Revolving Bank shall make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to its Revolving Commitment Percentage of the aggregate principal amount of the Swingline Loan or Swingline Loans subject to such notice by not later than 3:00 p.m. on the date such notice is received if such notice is received by 1:00 p.m. or by 11:00 a.m. on the next Business Day, if such notice is received after 1:00 p.m., whether or not the conditions to a Loan under Article 7 are satisfied.

                  (d) Use of Proceeds. The proceeds of Swingline Loans shall be used by the Borrower for the same purposes as Revolving Loans as described in Section 2.4.

                  (e) Reduction or Termination of Swingline Commitment. The Borrower shall have the right to terminate or reduce in part the unused portion of the Swingline Commitment at any time and from time to time, provided that: (i) the Borrower shall give notice of each such termination or reduction as provided in Section 5.3; and (ii) each partial reduction shall be in an aggregate amount at least equal to One Hundred Thousand Dollars ($100,000). The Swingline Commitment may not be reinstated after it has been terminated or reduced.

                                    ARTICLE 3

                                    Term Loan

         Section 3.1 Notes. The Term Loan made by a Term Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit C, payable to the order of such Term Bank in a principal amount equal to its Term Loan as outstanding on the Closing Date or, if applicable, on the date of the most recent Assignment and Acceptance executed by such Term Bank after the Closing Date, and otherwise duly completed.

         Section 3.2 Repayment of Term Loans. The Borrower shall pay to the Agent for the account of the Term Banks the outstanding principal amount of all the Term Loans in quarterly installments due and payable on each Quarterly Payment Date set forth below:

     -------------------------------------------------------------
        Quarterly Payment Date                  Principal Amount
     -------------------------------------------------------------
     On each of the first eight Quarterly           $300,000
       Payment Dates to occur after the
              Closing Date

     -------------------------------------------------------------

        On each Quarterly Payment Date            $1,200,000
       thereafter to and including the
       Quarterly Payment Date occurring
     immediately prior to the Termination
               Date

     -------------------------------------------------------------

The Borrower shall pay to the Agent for the account of the Term Banks all remaining principal outstanding under the Term Loans on the Termination Date.

                                    ARTICLE 4

                                Interest and Fees

         Section 4.1 Interest Rate. The Borrower shall pay to the Agent, for the account of each Bank, interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the Closing Date or if later, the date of such Loan but excluding the date such Loan is due, at a fluctuating rate per annum equal to (a) during the period that such Loan or portions thereof are subject to Base Rate Accounts, the sum of the Base Rate plus two percent (2.00%) and (b) during the period that such Loans or portions thereof are subject to Libor Accounts (i.e., during the Interest Period applicable thereto) and with respect to each such Libor Account, the sum of the Libor Rate applicable to such Libor Account plus five percent (5.00%) or (c) with respect to all Loans, during any period of time when an Event of Default exists and the Agent has notified the Borrower that the Default Rate is in effect (which the Agent shall do (i) with respect to the Revolving Loans, at the direction of the Required Revolving Banks and (ii) with respect to the Term Loans, at the direction of the Required Term Banks), the Default Rate. When Borrower requests any Libor Account, Borrower may elect the applicable interest period (each an "Interest Period"), which may be, at Borrower's option, one, two or three months for such Libor Account, subject to the following conditions: (a) the initial Interest Period for a Libor Account commences on the applicable borrowing date or Conversion date, and each subsequent

Interest Period applicable to any borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a Libor Account begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if Borrower is required to pay any of a Libor Account before the end of its Interest Period in order to comply with the payment provisions of the Loan Documents, Borrower shall also pay any related costs and expenses required under
Section 6.3; and (d) no more than five (5) Interest Periods may be in effect at one time.

         Section 4.2 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (a) in the case of all Loans (including those subject to Base Rate Accounts and Libor Accounts), on each Quarterly Payment Date; (b) in addition to accrued interest paid in accordance with the foregoing clause (a) and with respect to Loans subject to Libor Accounts, on the last day of the Interest Period with respect thereto; and (c) on the Termination Date.

         Section 4.3 Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of the party entitled thereto interest at the Default Rate (to the fullest extent permitted by law) on any amount payable by the Borrower under any Loan Document to or for the account of the Agent or any Bank that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate with respect to past due amounts shall be payable from time to time on demand.

         Section 4.4 Conversion of Accounts. Subject to the dollar limits of
Section 5.2 and provided that the Borrower may not convert to or select a new Interest Period for a Libor Account at any time when a Default exists, Borrower may (a) convert a Libor Account on the last day of the applicable Interest Period to a Base Rate Account, (b) convert a Base Rate Account (other than Base Rate Accounts consisting of Swingline Loans) at any time to a Libor Account, and
(c) elect a new Interest Period for a Libor Account on the last day of the applicable Interest Period. Any such election may be made by telephonic request to Agent no later than 10:00 a.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a Libor Account or election of a new Interest Period), and no later than 10:00 a.m. on the last day of the Interest Period (for conversion to a Base Rate Account). Borrower shall provide written notice of any such conversion, in reasonable detail, to Agent no later than two (2) days after the date of the conversion or election. Absent Borrower's telephonic request for conversion or election of a new Interest Period or if a Default exists, then, a Libor Account shall be deemed converted to a Base Rate Account effective when the applicable Interest Period expires.

         Section 4.5 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (a) with respect to Libor Accounts on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate under applicable law, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be and (b) with respect to Base Rate Accounts, interest calculated at the Default Rate and all fees payable hereunder, on the basis of a year of 365 or 366 days, as the case may be and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                                    ARTICLE 5

                             Administrative Matters

         Section 5.1 Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Revolving Banks, notice of each borrowing under the Revolving Commitments in accordance with Section 5.3 specifying the proposed borrowing date (consistent with the requirements for prior notice as set forth in Section 5.3), the amount thereof, whether such proposed Loan will be a Libor Account or a Base Rate Account, and if a Libor Account, the Interest Period therefor. Not later than 1:00 p.m. on the date specified for each borrowing under the Revolving Commitments each Revolving Bank will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by (a) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by the Borrower in writing. Not later than 3:00 p.m. on the date specified for each borrowing under the Swingline

Commitment, the Agent will make available the amount of the Swingline Loan to be made by it on such date to the Borrower by (i) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office or (ii) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

         Section 5.2 Minimum Amounts. Except for prepayments pursuant to Article 6 and mandatory prepayments required by Section 5.4, each borrowing under a Revolving Loan or a Swingline Loan and each prepayment of principal of a Loan shall be in an amount at least equal to the amount set forth below for the applicable Loan or any larger amounts in the increments set forth below:

            ============================================================
              Revolving Loan          Swingline Loan         Term Loan
            ------------------------------------------------------------
                $500,000                  $50,000             $500,000
            ------------------------------------------------------------

                                        Increments

            ------------------------------------------------------------

                $100,000                  $50,000             $100,000
            ============================================================

         Section 5.3 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments and of borrowings and prepayments of Loans shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m. (a) on the Business Day of the borrowing of a Swingline Loan, (b) on the Business Day of any repayment of Swingline Loans or Revolving Loans, or (c) on the Business Day prior to the date of the relevant termination, reduction, borrowing, or other prepayment specified below:

================================================================================
        Notice                                     Number of Business Days Prior
--------------------------------------------------------------------------------
Termination or reduction of Commitments                       3
--------------------------------------------------------------------------------

Borrowing of Revolving Loans (other than                      1
Swingline Loans) subject to Base Rate
Accounts and prepayment of Term Loans
--------------------------------------------------------------------------------

Borrowing, prepayment or repayment of
Loans subject to Libor Accounts                               3
================================================================================

Any notices of the type described in this Section 5.3 which are received by the Agent after 1:00 p.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, or prepayment shall (a) specify the Loans to be borrowed or prepaid; (b) the amount (subject to Section 5.2) to be borrowed or prepaid; and (c) the date of borrowing or prepayment (which shall be a Business Day). The Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after 1:00 p.m. on a Business Day, on the next Business Day. No notice of prepayment is necessary for prepayments required under subsection 5.4(b) and Article 6.

         Section 5.4 Prepayments.

                  (a) Voluntary Prepayments. Subject to Section 5.2 and the provisions of this Section 5.4, the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 5.3, prepay or repay any Loan in full or in part. Any optional prepayment of the Term Loan shall be accompanied with accrued interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due under the Term Loan in the inverse order of maturity. Loans subject to a Libor Account may be voluntarily prepaid or repaid only on the last day of the Interest Period applicable thereto unless
         (i) the Borrower pays to the Agent for the account of the applicable Banks any amounts due under Section 6.3 as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

                  (b) Mandatory Prepayments.

                      (i) Asset Dispositions and Income Tax Refunds.

                          (A) Required  Prepayment. The Borrower  shall make a
                      prepayment of the Loans in the amount of the Net Cash Proceeds received from the following:

                              (1) any  disposition of assets  pursuant to the
                          permissions  set forth in subsections 10.8(e), (f),
                          (g), or (h); or

                              (2) any disposition of an asset pursuant to the
                          permissions set forth in subsection 10.8(b) if the Net Cash Proceeds from such disposition equal or exceed Fifty Thousand Dollars ($50,000); or

                              (3) any income tax refund received by Borrower
                                  (other than any such refund reflected as being due to Borrower on any return and which is elected to be applied to the following year's estimated tax liability payments of the Borrower and it Subsidiaries, if any).

                      The Net Cash Proceeds from any asset disposition of the type described in the foregoing clauses (1) or (2) shall be delivered by the Borrower to the Agent, within two (2) Business Days after the receipt thereof. The Net Cash Proceeds from any income tax refund shall be delivered by the Borrower to the Agent, within two (2) Business Days after the receipt thereof.

                          (B) Application of Net Cash Proceeds. Any Net Cash
                      Proceeds so delivered under this subsection 5.4(b)(i) to the Agent shall be applied as follows: (1) first, to the installments of the Term Loans in inverse order of maturity thereof until the Term Loans have been paid in full; (2) second, to the Swingline Loans until paid in full; (3) third, to the Revolving Loans until paid in full, (4) fourth, to unpaid accrued interest on the Primary Obligations; (5) fifth, to any due and unpaid Primary Obligation; and (6) sixth, as collateral (and held by the Agent as such) in an interest bearing account over which the Agent shall have the sole right of withdrawal) for the Obligations. The amount of such proceeds so held as collateral shall (x) not exceed an amount equal to One Hundred Five percent (105%) of the sum of the maximum anticipated amount of such Contingent Primary Obligations plus the maximum anticipated amount of all Secondary Obligations and (y) shall be applied to the Obligations as proceeds of Collateral as set forth in subsection 5.6(b). No holder of any Secondary Obligation shall have any right to such collateral until (x) all Primary Obligations are paid in full and (y) all Contingent Primary Obligations are terminated, cash secured by an amount not to exceed One Hundred Five Percent (105%) of the amount thereof or otherwise satisfied. If no Event of Default exists and any proceeds remain after the applications described above, the remaining amount of such proceeds shall be delivered to the Borrower.

                          (C) Definition of Net Cash Proceeds; Application of
                      Estimated Taxes. The phrase "Net Cash Proceeds" means (1), with respect to a tax refund, the cash amount thereof net of the direct and reasonable costs of obtaining such refund incurred in good faith (including any accountant's or attorney's fees and other professional fees attributable thereto irrespective of when incurred or paid, other than any such professional fees incurred in connection with the preparation of tax returns in the ordinary course of business) and (2), with respect to asset dispositions, the cash proceeds received therefrom by the Borrower or any Subsidiary (including, without limitation, payments under notes or other debt securities received in connection with any disposition of assets and any proceeds received from any escrow or holdback, in each case, as and when actually received) net of, without duplication, (x) the direct and reasonable costs of such disposition incurred in good faith (including in such costs any estimated federal capital gains taxes; title insurance premiums; survey costs; costs of environmental reports and assessments; purchase price adjustments; filing fees; any transfer or documentary taxes; brokerage fees; attorney's fees; and other professional fees attributable thereto) and (y) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien prior to the Lien of the Agent on the asset or property disposed. The cash proceeds received from an asset disposition subject to this subsection 5.4(b)(i) in an amount equal to the estimated amount of any federal capital gains taxes attributable thereto shall be applied as a prepayment of the outstanding Revolving Loans without reducing the Revolving Commitment.

                      (ii) Excess Cash Flow.

                           (A) Required Prepayment. On or before the date which
                      is one hundred fifteen (115) days after each Fiscal Year of the Borrower (or the date when Borrower delivers the annual financial statements for such Fiscal Year pursuant to Section 9.1(a) if sooner), commencing with Fiscal Year 2002, the Borrower shall make a prepayment of the Term Loans in an amount equal to the following percentages of the Borrower's Excess Cash Flow calculated for the most recently ended Fiscal Year: (1) twenty-five percent (25%) for Fiscal Year 2002, (2) thirty-five percent (35%) for Fiscal Year 2003, and (3) fifty percent (50.0%) for each Fiscal Year thereafter.

                           (B) Application. The amount of any prepayment
                      required by this subsection 5.4(b)(ii) shall be applied to the installments of the Term Loans, in the inverse order of maturity, until the Term Loans have been paid in full.

                           (C) Definition of Excess Cash Flow. The phrase
                      "Excess Cash Flow" means, for any period, the sume of the following calculated for the Borrower and the Subsidiaries on a consolidated basis: (1) the Borrower's EBITDA for such period; minus (2) cash taxes, if any, actually paid during such period; (3) minus the increase in Adjusted Working Capital for such period; or plus the decrease in Adjusted Working Capital for such period, as applicable; minus (4) Capital Expenditures incurred up to a maximum amount of $10,800,000 for Fiscal Year 2002 (increasing by five percent (5.0%) per year for each Fiscal Year thereafter) and which are otherwise permitted under this Agreement; minus (5) all scheduled principal and interest payments on the Loans, scheduled payments on Capital
                      Lease Obligations to the extent permitted under this Agreement, and all payments under non-compete and consulting contracts, to the extent such agreements are reflected on the consolidated balance sheet of the Borrower and are otherwise permitted under the terms of this Agreement.

                      (iii) OverAdvance. If on any date the Outstanding
               Revolving Credit exceeds the aggregate amount of the Revolving Commitments, the Borrower shall pay the Agent for the account of the applicable Revolving Banks on such date the amount of the excess, with such amount so paid to be applied to reduce the Swingline Loans and once the Swingline Loans are paid in full, the Revolving Loans. If the Outstanding Revolving Credit exceeds the aggregate amount of the Revolving Commitments after giving effect to such application, the remaining amount of the payments so received shall be held as collateral by the Agent to secure the outstanding Letter of Credit Liabilities and other Obligations.

                      (iv) Control of Cash and Application to Obligations. The
               Borrower and the Significant Subsidiaries have instructed all customers and other Persons making payment on accounts and other Collateral to make all payments thereon to a post office box or boxes established in accordance with the Lockbox Agreements or by wire transfer to the Concentration Account or one of the Lockbox Accounts. The collected funds on deposit in the Borrower's and each Significant Subsidiary's Lockbox Accounts shall be paid to the Agent on a daily basis by automated clearing house debit for credit to the Concentration Account or by wire transfer. The funds deposited in the Concentration Account (over which the Borrower shall have no control) or wire transferred to Agent from the Lockbox Accounts (the "Available Cash") shall be applied by the Agent for the benefit of the Secured Parties as follows:

                                    (A) if no Acceleration Event exists, as
                           follows: (1) first, as a payment of the outstanding principal amount of the Swingline Loans until paid in full; (2) second, to the outstanding principal amount of the Revolving Loans until paid in full; (3) third, to any accrued and unpaid interest then due on the Loans until paid in full; (4) fourth, to the installments due on the Term Loans (in the inverse order of maturity if more than one such installment is then due) until such installments are paid in full; (5) fifth, to the repayment of any other Obligations which are due and outstanding, and if after the foregoing applications, Available Cash remains available to be disbursed and (x) if no Event of Default exists, the Agent shall deposit such remaining amount to an account of the Borrower or transfer such funds as the Borrower shall direct; or
                           (y) if an Event of Default exists and no Acceleration Event exists, such remaining amount shall be held by the Agent in an interest bearing account over which the Agent shall have the sole right of withdrawal as collateral for the Obligations until the Obligations have been cash secured by an amount not less than One Hundred Five Percent (105%) of the amount thereof and then any portion of the remaining amount still available shall be deposited in an account of the Borrower or transferred as the Borrower shall direct.

                                    (B) if an Acceleration Event exists, the
                           Available Cash shall be applied by the Agent for the benefit of the Secured Parties to the Obligations in accordance with subsection 5.6(b).

               The term "Acceleration Event" means the acceleration of the maturity of the Loans or the occurrence of an Event of Default of the type described in subsections 12.1(e) or (f).

                      (v) Breakfunding  Costs. Any prepayment required by this
               subsection 5.4(b) shall be accompanied by any amount due under
               Section 6.3.

         Section 5.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each applicable Bank's Applicable Lending Office in Dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify and such payment can not otherwise be identified as a payment required under subsection 5.4(b), or if an Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 5.6); provided that any voluntary prepayment of the Term Loans under Section 5.4(a) made within ten (10) Business Days prior to a scheduled payment date under the Term Loans shall be deemed a "payment" rather than a "prepayment" to the extent necessary to discharge the next due installment. Each payment received by the Agent under any Loan Document for the account of a Secured Party shall be paid to such Secured Party by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Secured Party's Applicable Lending Office, if any. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be, except for any payment on a Libor Account, in which case if the next succeeding Business Day is in the next calendar month, then such payment shall be made on the next preceding Business Day.

         Section 5.6 Pro Rata Treatment; Distribution of Proceeds of Collateral and Collection on the Guaranty.

                  (a) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Loan (other than the Swingline Loan) shall be made by the Banks, each payment of fees under Section 2.5, and letter of credit fees under subsection 2.7(c) shall be made for the account of the Revolving Banks, and each termination or reduction of the Revolving Commitments shall be applied to the Revolving Commitments of the Revolving Banks, pro rata according to their respective Revolving Commitment Percentages; (ii) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by the Borrower (including payments made under subsection 5.4(b)) shall be made to the Agent for the account of the Agent or the Banks holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Banks (provided that only the Agent shall be entitled to principal and interest on the Swingline Loan unless the other Banks have funded their participations therein in accordance with subsection 2.8(c)); and (iii) the Revolving Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit (including, without limitation, the Existing Letters of Credit) and Swingline Loans to the extent of their respective Revolving Commitment Percentages.

                  (b) Proceeds of Collateral and Collections under the Guaranty. When an Acceleration Event exists, all Available Cash, all other proceeds received by Agent from the Agent's sale or other liquidation of the Collateral, and all proceeds from collections under the Guaranty as a result of the enforcement of the terms thereof by the Agent shall first be applied as payment of the accrued and unpaid fees of the Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys' fees and expenses) owing to the Agent in its capacity as Agent only and then any remaining amount of such proceeds shall be distributed:

                           (i) first, to the Secured Parties, pro rata in
                  accordance with the respective unpaid amounts of the Primary Obligations (including in such Primary Obligations for purposes of this calculation, all of the Contingent Primary Obligations and any Primary Obligations arising under Swap Documents to the extent permitted under this Agreement), other than any such Primary Obligations owed on the Term Loans or to any Bank or Approved Bank Affiliate arising under any Swap Document relating to Hedging Agreements entered into prior to the date hereof, until all such Primary Obligations are paid in full and all such Contingent Primary Obligations are terminated, cash secured by an amount not to exceed One Hundred Five Percent (105%) of the amount thereof or otherwise satisfied; provided that each Bank's pro rata portion of such proceeds applicable to such Contingent Primary Obligations shall be held by the Agent as collateral in an interest bearing account over which the Borrower shall have no right of withdrawal; and provided, further, that the portion of such Primary Obligations distributed pursuant to this clause (i) consisting of Deposit and Cash Management Services Obligations arising under clause (b) of the definition thereof shall not exceed an amount equal to $5,000,000 per Bank or Approved Bank Affiliate, as applicable;

                           (ii) second, to the Secured Parties, pro rata in
                  accordance with the respective unpaid amounts of the Primary Obligations (including in such Primary Obligations for purposes of this calculation, all of the Contingent Primary Obligations ) owed on the Term Loans, to any Bank or Approved Bank Affiliate arising under any Swap Document relating to Hedging Agreements entered into prior to the date hereof, and to any remaining Deposit and Cash Management Services Obligations, pro rata, until all such Primary Obligations are paid in full and all such contingent Primary Obligations are terminated, cash secured by an amount not to exceed One Hundred Five percent (105%) of the amount thereof or otherwise satisfied; provided that each Bank's pro rata portion of such proceeds applicable to such Contingent Primary Obligations shall be held by the Agent as collateral in an interest bearing account over which the Borrower shall have no right of withdrawal; and

                           (iii) third, to the Secured Parties, pro rata in
                  accordance with the respective unpaid amounts of the Secondary Obligations.

         After all the Primary Obligations are paid in full and all Contingent Primary Obligations have terminated or are otherwise satisfied, all remaining portions of the proceeds of Collateral then held by the Agent as collateral for the Contingent Primary Obligations shall be distributed to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the Secondary Obligations. Notwithstanding the forgoing, if the Agent shall ever receive proceeds from the disposition of any of the Leased Equipment prior to the payment and satisfaction in full of all the Secondary Obligations secured thereby or otherwise relating thereto, the Agent shall pay the amount of the proceeds so received to the Bank or Approved Bank Affiliate entitled thereto. If all the Secondary Obligations secured by or arising in connection with a piece of Leased Equipment are paid and satisfied in full, then each Bank and each Approved Bank Affiliate who receives any proceeds from such Leased Equipment (other than through the Agent) shall deliver the proceeds so received to the Agent for distribution in accordance with clauses (i), (ii) and (iii) of this subsection 5.6(b). After all the Obligations (including without limitation, all contingent Obligations) have been paid and satisfied in full, all Commitments terminated and all other obligations of any Secured Party to the Borrower or any Obligated Party otherwise satisfied, any proceeds of Collateral shall be delivered to the Person entitled thereto as determined by applicable law or applicable court order.

                  (c) Noncash Proceeds. Notwithstanding anything contained herein to the contrary, if the Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Agent to be distributed and shared pursuant to this Section 5.6 are in a form other than immediately available funds, the Agent shall not be required to remit any share thereof under the terms hereof and the Secured Parties shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined by subsection 5.6(b). The Secured Parties shall receive the applicable portions (in accordance with the forgoing clause (b)) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if and when received by the Agent in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Section 5.6 is held by the Agent pursuant to this clause (c), the Agent shall hold such Collateral or other property for the benefit of the Secured Parties and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Banks.

                  (d) Return of Proceeds. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

         Section 5.7 Sharing of Payments. If a Bank, shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, such Bank shall promptly purchase from the other applicable Banks participations in the Obligations held by the other applicable Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all applicable Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the applicable Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 5.8 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent hereunder or the

Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

         Section 5.9 Withholding Taxes. All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties, or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties, or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 5.10. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 5.10 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8IMY (properly completed with applicable attachments, including applicable W-9's, W-8BEN's, W-8ECI's and W-8EXP's, in each case certifying that each beneficial owner of the payments under any Loan Document is entitled to receive payments under such Loan Document without deduction or withholding of any United States federal income taxes, and withholding statements), W-8BEN or W-8ECI, or any other applicable form reasonably acceptable to Borrower and Agent, certifying in each case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W-8IMY (properly completed with applicable attachments, including applicable W-9's, W-8BEN's, W-8ECI's , W-8EXP's and withholding statements), W-8BEN or W-8ECI, or any other applicable form reasonably acceptable to Borrower and Agent further undertakes to deliver to the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, and in the case where such Bank has delivered a Form W-8IMY, such Bank delivers applicable W-9's, W-8BEN's, W-8ECI's and W-8EXP's, certifying that each beneficial owner of the payments under any Loan Document is entitled to receive payments under such Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law, interpretation, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and applicable beneficial owners (a "Tax Law Change") and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax. The Borrower agrees to pay to each Bank the additional amounts specified in Section 5.9 if such Bank becomes subject to any deduction or withholding (within the meaning of Section 5.9) because of any Tax Law Change.

         Section 5.11 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Revolving Bank to fund its participation in the Swingline Loans and Letters of Credit in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses, or other rights which such Bank, the Borrower, any Obligated Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan under Article 7 to be satisfied; or (f) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Revolving Bank to fund its participation in a Swingline Loan or a Letter of Credit may be subject to avoidance if such Bank proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence (notwithstanding whether such misconduct or negligence is proven by such Bank or is proven by the Borrower pursuant to Section 2.7(f)) in determining whether (i) the conditions set forth in Article 7 to the issuance of the Letter of Credit in question or the making of the Swingline Loan in question were satisfied at the time of such issuance or such Loan or (ii) the documentation presented under the Letter of Credit in question complied with the terms thereof. If a Revolving Bank fails to fund its participation in a Swingline Loan or a Letter of Credit as required hereby, such Revolving Bank shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per amount equal to the Federal Funds Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Revolving Bank hereunder the amount due the Agent under this sentence.

                                    ARTICLE 6

                         Yield Protection and Illegality
                         -------------------------------

          Section 6.1  Additional Costs.
                       ----------------

                  (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its maintaining of any Loans subject to Libor Accounts or Letters of Credit hereunder or its obligation to issue or participate in any Letter of Credit, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                       (i) changes the basis of taxation of any amounts payable
                  to such Bank under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the United States of America or the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                       (ii) imposes or modifies any reserve, special deposit,
                  minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Libor Rate" in
                  Section 1.1 of this Agreement); or

                      (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

         Each Bank will notify the Borrower (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this subsection 6.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this subsection 6.1(a). A Bank may only request compensation under this subsection 6.1(a) for Additional Costs incurred
         (i) at any time after the date which is three (3) months prior to the date the Bank requests such compensation and (ii) at any time after it has notified the Borrower it will request compensation under this subsection 6.1(a).

                  (b) Determinations and allocations by any Bank for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of maintaining Loans subject to a Libor Account or to issue or participate in Letters of Credit or of maintaining Loans subject to a Libor Account or issuing or participating in Letters of Credit or on amounts receivable by it in respect of such Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 6.2 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to maintain Loans subject to a Libor Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof, such Bank's obligation to maintain Loans subject to a Libor Account shall be suspended until such time as such Bank may again maintain Loans subject to a Libor Account and the Bank's Libor Accounts shall be automatically Converted into Base Rate Accounts on such date as such Bank may specify to the Borrower with a copy to the Agent. To the extent that such Bank's Libor Accounts have been so Converted, all payments and prepayments of principal, which would otherwise be applied to such Bank's Libor Accounts, shall be applied instead to its Base Rate Accounts.

         Section 6.3 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) Any payment or prepayment of a Loan subject to a Libor Account or Conversion of a Libor Account for any reason (including, without limitation, the mandatory prepayment of the Loans pursuant to
         Section 5.4(b) or the acceleration of the outstanding Loans pursuant to subsection 12.2(a)) on a date other than the last day of an Interest Period for the applicable Libor Account; or

                  (b) Any failure by the Borrower for any reason to prepay a Loan subject to a Libor Account, on the date for such prepayment specified in the relevant notice of prepayment under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted for the period from the date of such payment or Conversion to the last day of the Interest Period for such Libor Account at the applicable rate of interest for such Libor Account provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 6.4 Capital Adequacy. If after the date hereof, any Bank shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten
(10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. With respect to each demand by a Bank under this Section 6.4, no Bank shall have the right to demand compensation for amounts attributable to any reduction in such Bank's rate of return occurring at any time before the date which is three (3) months prior to the date the Bank gives such demand for compensation to the Borrower.

         Section 6.5 Replacement of a Bank. If a Bank (other than the Agent as a
Bank) becomes a Replacement Candidate, the Borrower shall have the right to require such Bank to assign to an Eligible Assignee selected by the Borrower and reasonably satisfactory to the Agent (which may be one or more of the Banks) the Notes and participation interests in the Letter of Credit Liabilities and Swingline Loans held by such Bank pursuant to the terms of an appropriately completed Assignment and Acceptance in accordance with subsection 14.8(b); provided that, neither the Agent nor any Bank shall have any obligation to the Borrower to find any such Eligible Assignee and in order for the Borrower to replace a Bank, the Borrower must require such replacement within three (3) months of the date the Bank became a Replacement Candidate. Each Bank (other than the Agent as a Bank) agrees to its replacement at the option of the Borrower pursuant to this Section 6.5; provided that the Eligible Assignee selected by the Borrower shall purchase such Bank's interest in the Obligations owed herewith of the Borrower to such Bank for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment and letter of credit fees accrued for the account of such Bank, any breakage costs incurred by the selling Bank because of the prepayment of any Libor Accounts, all other fees (if any) applicable thereto and all other amounts (including any amounts due under Section 6.1 or 6.4) then owing to such Bank hereunder or under any other Loan Document. A Bank will become a "Replacement Candidate" if (i) it has demanded compensation under Sections 5.9,
6.1 or 6.4, (ii) it has defaulted on any obligation under the Loan Documents or
(iii) it has become insolvent and its assets become subject to a receiver, liquidator, trustee, custodian, or other officer having similar powers. The rights of the Borrower under this Section 6.5 shall be in addition to any other rights or remedies the Borrower may have at law or in equity as a result of the events described in the definition of "Replacement Candidate".

                                    ARTICLE 7

                              Conditions Precedent

         Section 7.1 Effectiveness of Agreement. The obligation of each Bank to enter into this Agreement and the effectiveness hereof are subject to the satisfaction of the following conditions precedent:

          (a) Closing Documents. The Agent shall have received on or before the Closing Date all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

               (i) Resolutions. Resolutions of the Board of Directors of the Borrower and each Significant Subsidiary certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

               (ii) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Significant Subsidiary certifying the name of each of its officers (A) who is authorized to sign the Loan Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

               (iii) Articles of Incorporation. The articles of incorporation of the Borrower and each Significant Subsidiary certified by the Secretary of State of the state of its incorporation and dated a current date;

               (iv) Bylaws. The bylaws of the Borrower and each Significant Subsidiary certified by its Secretary or an Assistant Secretary;

               (v) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower and each Subsidiary as to its existence and good standing, all dated a current date;

               (vi) Notes. The Notes executed by the Borrower;

               (vii) Guaranties. The Guaranty executed by the Significant Subsidiaries;

               (viii) Personal Property Collateral Documents and Collateral. Subject to the provisions of Section 9.10:

                    (A) The Borrower Security Agreement executed by the Borrower and the Subsidiary Security Agreement executed by each of the Significant Subsidiaries;

                    (B) to the extent not already delivered under the Original
               Agreement, certificates representing the capital stock of the Subsidiaries pledged pursuant to the Borrower Security Agreement and/or the Subsidiary Security Agreement, together with undated stock powers duly executed in blank; and

                    (C) executed documentation as Agent may deem necessary to
               perfect its Liens, including, without limitation, (A) financing statements under the UCC (or other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens) and (B) intellectual property assignments for all intellectual property registered in the United States of America; and

               (ix) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower and the Significant Subsidiaries, as to such matters as the Agent or the Required Banks may reasonably request;

               (x) Recapitalization Agreement. The Recapitalization Agreement and the other Transaction Documents (as defined in the Recapitalization Agreement), which shall have been duly executed and delivered by each of the parties thereto and the transactions contemplated thereby shall have been consummated; and

          (b) Attorneys' Fees and Expenses. All costs and expenses (including, without limitation, attorneys' fees) referred to in Section 9.7 of the Forbearance Agreement and in Section 14.1 of this Agreement, to the extent incurred, shall have been paid in full by the Borrower; and

          (c) No Material Adverse Effect. Other than the "Existing Defaults" (as suchterm is defined in the Forbearance Agreement), since December 30, 2000, there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect; and

          (d) Other Conditions. (a) No Default shall have occurred and be continuing, (b) all of the representations and warranties contained in Article 8 and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date (except to the extent that such representations and warranties relate specifically to another date), and (c) the Agent shall have received such additional approvals, opinions, or documents as the Agent, the Required Revolving Banks or the Required Term Banks may reasonably request.

          Section 7.2 Loans and Letters of Credit. The obligation of each Revolving Bank to make any Revolving Loan and the obligation of the Agent to issue any Letter of Credit or make any Swingline Loan are subject to the following additional conditions precedent:

          (a) No Default. No Default shall have occurred and be continuing, or would result from such Revolving Loan or Letter of Credit;

          (b) Representations and Warranties. All of the representations and warranties contained in Article 8 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Revolving Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

          (c) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent, the Required Revolving Banks or the Required Term Banks may reasonably request.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in subsections 7.2(a) and (b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                    ARTICLE 8

                         Representations and Warranties

         To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

         Section 8.1 Corporate Existence. The Borrower and each Subsidiary (a) is a corporation or other entity (as reflected on Schedule 8.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would reasonably be expected to have a Material Adverse Effect. The Borrower and each Obligated Party has the corporate power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.

         Section 8.2 Financial Statements. The Borrower has delivered to the Agent and the Banks audited consolidated financial statements of the Borrower and the Subsidiaries as at and for the Fiscal Year ended on or about December 30, 2000, and unaudited consolidated financial statements of the Borrower and the Subsidiaries for the Fiscal Quarter ended September 29, 2001. Such financial statements, have been prepared in accordance with GAAP, and present fairly in all material respects, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements or in the notes to such financial statements or which have otherwise been disclosed to the Banks in writing. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole since the effective date of the most recent financial statements referred to in this Section 8.2.

         Section 8.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Obligated Party of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Obligated Party and do not and will not (a) violate or conflict with, or result in a breach of (i) the articles of incorporation or bylaws of the Borrower or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator other than such violations, conflicts, and breaches which would not reasonably be expected to have a Material Adverse Effect, or (iii) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject other than such violations, conflicts, and breaches which would not reasonably be expected to have a Material Adverse Effect, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of the Borrower or any Subsidiary other than such defaults which would not reasonably be expected to have a Material Adverse Effect.

         Section 8.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess would not reasonably be expected to have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that would not reasonably be expected to have a Material Adverse Effect.

         Section 8.5 Litigation and Judgments. Except as disclosed on Schedule
8.5 or in the Borrower's Form 10-Q for the Fiscal Quarter ended September 29, 2001, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that is reasonably expected to have a Material Adverse Effect. As of the Closing Date, there are no outstanding judgments against the Borrower or any Subsidiary.

         Section 8.6 Rights in Properties; Liens; Nonproductive Assets. Except as set forth on Schedule 8.6, the Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2 (except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by this Agreement or the Original Agreement), and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by
Section 10.2. The properties listed on Schedule 10.8 are not utilized by the Borrower or any Subsidiary in the ordinary course of business and do not contribute to the cash flow or earnings of the Borrower or any Subsidiary.

         Section 8.7 Enforceability. The Loan Documents to which the Borrower or any Obligated Party is party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Obligated Party, as applicable, enforceable against the Borrower or the applicable Obligated Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 8.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Obligated Party of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations which (i) have been obtained or made or (ii) are not required to be obtained pursuant to the terms of the Recapitalization Agreement and the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

          Section 8.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 10.1.

         Section 8.10 Taxes. The Borrower and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective material liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP. Except as reflected on Schedule 8.10, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

         Section 8.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 8.12 ERISA. The Borrower and each Subsidiary are in compliance with all applicable provisions of ERISA except for such events of noncompliance, which would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred and is continuing with respect to any Plan which has not been previously disclosed to the Agent. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans except for those instances of noncompliance with such requirements, which would not reasonably be expected to have a Material Adverse Effect. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in an amount that would reasonably be expected to have a Material Adverse Effect.

         Section 8.13 Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent or any Bank (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, the Recapitalization Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. Without limiting the generality of the foregoing, Borrower represents and warrants that all information contained on the Schedules hereto is true and correct in all material respects.

         Section 8.14 Subsidiaries. As of the Closing Date the Borrower has no Subsidiaries other than those listed on Schedule 8.14 hereto. As of the Closing Date, Schedule 8.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary, whether the Subsidiary is a Significant Subsidiary, and with respect to each such Subsidiary that is a corporation, the authorized, issued and outstanding capital stock of each such Subsidiary. All of the outstanding capital stock of each Subsidiary listed on
Schedule 8.14 has been validly issued, is fully paid, and is nonassessable. As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary listed on Schedule 8.14.

         Section 8.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which would not reasonably be expected to have a Material Adverse Effect.

         Section 8.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than defaults, which would not reasonably be expected to have a Material Adverse Effect.

          Section 8.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 8.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.19 Environmental Matters. Except as disclosed on Schedule
8.19 or in the Borrower's Form 10-Q for the Fiscal Quarter ended September 29, 2001, and except for those matters which would not reasonably be expected to have a Material Adverse Effect:

               (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

               (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

               (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary except in compliance with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

               (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

               (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

               (f) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are compliance with all applicable financial responsibility requirements of all Environmental Laws;

               (g) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

               (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

         Section 8.20 Solvency. As of and from and after the date of this Agreement, the Borrower and the Subsidiaries on a consolidated basis: (a) own and will own assets the fair saleable value of which are (i) greater than the total amount of their liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of their then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to them;
(b) have capital that is not unreasonably small in relation to their business as presently conducted or any contemplated or undertaken transaction; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

                                    ARTICLE 9

                               Positive Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

         Section 9.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

               (a) Annual Financial Statements. As soon as available, and in any event within one hundred fifteen (115) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending on the Saturday closest to December 31, 2001, (i) a copy of the annual audit report of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

               (b) Monthly Financial Statements and other Reports; Delivery of New Certificates of Title and other Collateral. As soon as available, and in any event within forty-five (45) days after the end of each four (4) week period during its Fiscal Year (or with respect to the last such period in each such Fiscal Year, within ninety (90) days after the end of such four (4) or, as the case may be, five (5) week period), a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, and the corresponding period in the projections delivered pursuant to subsection 9.1(e), all in reasonable detail certified by the chief financial officer or treasurer of the Borrower to have been prepared in accordance with GAAP and to fairly present in all material respects (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein and to be accompanied by the following each to be in form and substance reasonably satisfactory to the Agent:

                    (i) a comparison of actual cash receipts and disbursements or the prior month to forecasted cash receipts and disbursements as set forth on the forecast delivered for the prior month;

                    (ii) an update of the status of all planned asset
               dispositions and a detailed listing of all asset dispositions completed in accordance with subsection 10.8(h) during the preceding month including the assets sold, the sales price for such assets, and the Net Cash Proceeds received;

                    (iii) a detail of the selling prices received from its
               product during the prior month and the selling prices for the commodities that its products compete with over the same period;

                    (iv) all Capital Expenditures of the Borrower and the
               Subsidiaries during the prior month;

                    (v) such information relating to the performance at each of its plants that the Agent may reasonably request;

                    (vi) such other information as the Agent or any Bank may
               reasonably require;

                    (vii) subject to subsection 9.10(a), any Collateral or
               related documents required to be delivered in accordance with this subsection 9.1(b) pursuant to Paragraph 6 of the Borrower Security Agreement or Paragraph 6 of the Subsidiary Security Agreement, including, but not limited to, all certificates of title evidencing ownership of any equipment purchased since the later of the Closing Date or the last date certificates of title were delivered under this subsection 9.1(b), together with such documentation as the Agent may reasonably request to cause the Agent's Lien held for the benefit of the Secured Parties to be noted thereon; and

                    (viii) for each reporting period under this Section 9.1(b)
               (commencing with the reporting period ending on June 29, 2002, in the case of certification under clause (A) of this Section 9.1(b)(viii)), a foreign shipment certificate executed by a responsible officer of the Borrower demonstrating in reasonable detail, among other things, (A) the percentage of the aggregate amount of accounts receivable of the Borrower and its Subsidiaries arising from the sale or disposition of inventory subject to "Inventory Exporting" (as such term is defined in the Borrower Security Agreement and the Subsidiary Security Agreement) during such reporting period, measured as of the last day of such reporting period, and (B) that the aggregate value of the inventory subject to "Nonconforming Inventory Exporting Arrangements" (as such term is defined in the Borrower Security Agreement and the Subsidiary Security Agreement) has not exceeded 30% of the aggregate value of all inventory of the Borrower and its Subsidiaries on the last day of such reporting period.

               (c) Semi-Monthly Status Report; Monthly Hedging Report. On the first Business Day of each month and on the fifteenth day (15th) of each month (or if such day is not a Business Day, on the first Business Day thereafter), a forecast of cash receipts, disbursements and projected availability under the Revolving Commitment for the eight (8) week period then beginning, such forecast to be in form and substance reasonably satisfactory to the Agent; and on the fifteenth
          (15th) day of each month (or if such day is not a Business Day, on the first Business Day thereafter) a detailed summary of the material terms of each Hedge Agreement to which the Borrower or any Subsidiary is a party as of the end of the previous month, in form and substance satisfactory to Agent, and including, without limitation, the term, notional amounts, fixed and floating prices and payors, credit support, and the current mark-to-market value of each transaction and accompanied by copies of all transaction confirmations, modifications or other documentation executed or delivered in connection therewith during such month;

               (d) Compliance Certificate. Within sixty (60) days after the end of each Fiscal Quarter of each Fiscal Year, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety (90) days of the end of such Fiscal Quarter, a Compliance Certificate;

               (e) Projections and Bonus Plan. As soon as available and in any event forty-five (45) days after the beginning of each Fiscal Year of the Borrower, the Borrower will deliver (i) a forecasted consolidated balance sheet and statements of income and cash flow of the Borrower and the Subsidiaries on a Fiscal Quarter by Fiscal Quarter basis in a format consistent with the most recent financial statements delivered under Section 9.1(a), including the assumptions utilized in the preparation of such projections (in narrative form) for the forthcoming Fiscal Year and a pro-forma projection of the Borrower's compliance with the financial covenants in this Agreement for the same period and (ii) a copy of any bonus compensation or incentive plan adopted for such Fiscal Year by the Borrower and the Subsidiaries for its officers and employees;

               (f) Management Letters. Promptly upon receipt thereof, a copy of any final management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

               (g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations (with respect to investigations only, of which the Borrower has actual knowledge) and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which would reasonably be expected to have a Material Adverse Effect;

               (h) Notice of Default. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (i) ERISA Reports. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including, without limitation, annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer or treasurer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

               (j) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

               (k) Press Release; Proxy Statements, Etc. As soon as available, one copy of each press release sent by the Borrower, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

               (l) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

         Section 9.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 10.3, the Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

         Section 9.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear and tear).

         Section 9.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property which are material in amount (either individually or in the aggregate), and (b) all lawful claims for labor, material, and supplies, which are material in amount (either individually or in the aggregate) and which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any of the foregoing which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established and no Lien (other than Liens permitted under Section 10.2) on any property of the Borrower or any Subsidiary arise from such failure.

         Section 9.5 Insurance; Casualty and Condemnation Proceeds. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by Persons engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, and products liability insurance reasonably satisfactory to the Agent. Each general liability insurance policy shall name the Agent as additional insured, each insurance policy covering Collateral shall name the Agent as loss payee and all such policies shall provide that they will not be canceled or materially changed without thirty (30) days prior written notice to the Agent; provided, however, that any such insurance policy may be cancelable for non-payment of applicable premiums upon not less than ten (10) days prior written notice to the Agent. Borrower and the Subsidiaries may retain the proceeds of any payments made under casualty insurance policies and any proceeds of any condemnation action, if (a) no Event of Default exists at the time such proceeds are received; (b) the Borrower or the applicable Subsidiary utilizes or commits to utilize the proceeds to repair or replace the property damaged or condemned, to construct a replacement facility for the property damaged or condemned or to expand the productive capacity of an existing facility within 180 days of receipt and, with respect to any such commitment, does so utilize such proceeds within eighteen (18) months of receipt; and (c) within ninety (90) days of the occurrence of the casualty loss or condemnation action giving rise to such proceeds, the Borrower or the applicable Subsidiary elects (by written notice to Agent) to so utilize such proceeds, which notice shall include a reasonably detailed budget of the costs and expenses, by month, estimated to be incurred in connection with such restoration, repair, replacement or expansion, as applicable. In all other cases, such proceeds shall be paid to Agent and applied to the Obligations in accordance with subsection 5.4(b)(i)(B) (unless an Acceleration Event exists, in which case such proceeds shall be applied in accordance with subsection 5.6(b)).

         Section 9.6 Inspection Rights. At any reasonable time and from time to time prior to a Default upon one (1) Business Day's prior notice and at any reasonable time after the occurrence and during the continuance of a Default, the Borrower will, and will cause each Subsidiary to, permit representatives of the Agent and each Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. The Agent and each Bank will give the Borrower the opportunity to participate in any discussions they conduct with the Borrower's independent certified public accountants.

         Section 9.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 9.8  Compliance with Laws; Environmental Laws.

     (a) The Borrower will, and will cause each Subsidiary to, comply with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator other than such noncompliance which would not reasonably be expected to have a Material Adverse Effect.

     (b) Other than any noncompliance with any of the following subsections 9.8(b)(i)-(iii) (except for noncompliance with any requirement to provide notices to the Agent) which would not reasonably be expected to have a Material Adverse Effect:

          (i) Except in compliance with Environmental Laws, Borrower and each Subsidiary shall keep their respective properties, assets and operations free of Hazardous Materials and shall not, and shall not allow any tenant, occupant, or other party to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials on or at their respective properties, assets and operations. Borrower and each Subsidiary shall not cause, suffer, allow, or permit, as a result of any intentional or unintentional act or omission, and Borrower or each Subsidiary shall use its best efforts not to cause, suffer, allow, or permit, as a result of any act or omission on the part of any tenant or subtenant or occupant of their respective properties, assets and operations, a Release or threatened Release of any Hazardous Materials onto their respective properties, assets and operations or onto any other property that would reasonably be likely to result in Environmental Liabilities;

          (ii) If Borrower or any subsidiary receives any written notice or advice from any Governmental Authority or from any other person with regard to any Environmental Liability or alleged Environmental Liability or with regard to any Release or threatened Release of any Hazardous Material at, on, under, or from or affecting their respective properties, assets and operations (other than immaterial notices received in the ordinary course of business, including, without limitation, routine correspondence regarding permitting or permitted releases), Borrower or the Subsidiary shall immediately notify Agent in writing; and

          (iii) Borrower and/or each Subsidiary shall conduct and complete all investigations, studies, sampling and testing which are reasonably necessary or required, and all remedial, removal, and other actions reasonably necessary or required to investigate, clean up, remove, and monitor all Hazardous Materials on or affecting their respective properties, assets or operations or originating from their respective properties, assets or operations in accordance with and to the full extent required by Environmental Laws and to the satisfaction of all applicable Governmental Authorities. Notwithstanding the above, any such remedial, removal or other action shall be conducted in such a manner as to place no restriction on the future use of their respective properties, assets or operations, or to place no deed restriction upon their respective properties, assets or operations, other than restrictions limiting future use to commercial or industrial use and prohibiting the use of groundwater, and to require no post-response action care or monitoring. If Borrower and/or each Subsidiary does not commence with any investigation, removal, remedial or other action in compliance with Environmental Laws within sixty
     (60) days of receipt of the initial advice or notice with regard to their respective properties, assets or operations, Agent, within thirty (30) days after notice to Borrower and/or each Subsidiary, may elect, in its sole discretion and with no obligation to do so, to undertake such action. Any monies expended by Agent in efforts to comply with any Environmental Laws or pursuant to the preceding sentence (including the reasonable costs of hiring consultants, undertaking sampling and testing, performing any removal or remedial action and reasonable attorneys' fees and disbursements) will be reimbursed by Borrower to Agent on demand, will constitute a portion of the Primary Obligations, will bear interest from the date incurred until paid at the Default Rate and will be secured by the Collateral.

     Section 9.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which would not reasonably be expected to have a Material Adverse Effect.

     Section 9.10. Further Assurances; Post Closing Items; Exceptions to Perfection and other Collateral Matters.

     (a) Further Assurance. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, and perfect the Liens of the Agent for the benefit of itself and the Secured Parties in the Collateral; provided that:

          (i) until a Perfection Event occurs, neither the Borrower nor any Subsidiary shall be required to cause the Agent's Lien to be noted on any certificate of title evidencing the ownership in any equipment subject to an operating or capital lease now in existence or hereafter entered into in accordance with this Agreement; however, if a Perfection Event occurs and continues, the Borrower shall, and shall cause the Significant Subsidiaries, to take such action as the Agent may require to perfect and protect the Liens of the Agent in any of such equipment or other vehicles as the Agent may specify (the term "Perfection Event" means the acquisition by Borrower of ownership of such equipment either pursuant to the exercise of a purchase option, at the expiration of the applicable lease term or otherwise); and

          (ii) neither the Borrower nor any Subsidiary shall be required to cause the Agent's Lien on intellectual property which is registered outside the United States of America and is listed on Schedule 9.10(a) to be recorded in any jurisdiction outside the United States of America because the Borrower and the Subsidiaries intend on abandoning the registrations listed on Schedule 9.10(a); however, if the Borrower or any Subsidiary determines not to abandon a registration listed on Schedule 9.10(a), the Borrower shall, or shall cause the applicable Significant Subsidiary, to take such action as the Agent may require to record its Liens against such registration.

Each Approved Bank Affiliate, by accepting the benefits of the Liens granted in the Loan Documents: (A) consents to the Liens granted in favor of the Agent in the Borrower's rights in and to the operating and capital leases entered into with the Borrower and the equipment the subject thereof and (B) agrees that when all obligations owed to it arising in connection with any such operating or capital lease are satisfied (provided that the Borrower becomes the owner of the equipment subject to such lease), it will deliver any certificates of title evidencing the ownership in such equipment to the Agent, with such documentation as the Agent may require to release the Secured Party's Lien thereon, transfer ownership to the Borrower and record the Agent's Lien thereon. The Agent is authorized to record its Lien on any certificate of title so received.

     (b)  RESERVED

     (c) Deposit Accounts. In the event the Borrower or a Significant Subsidiary is not able by the Closing Date to obtain and deliver to Agent a deposit account control agreement, in form and substance acceptable to the Agent, from any bank holding a deposit account (other than any Excluded Account, as defined in the Borrower Security Agreement and the Subsidiary Security Agreement), the Borrower or the applicable Significant Subsidiary shall no longer use such account, and shall immediately close such account and transfer any remaining funds therein to a deposit account for which such a control agreement has been so obtained and delivered.

     (d) Creation, Perfection and Protection of Liens on Real Property. The Borrower agrees that it has caused and shall cause, and has caused and shall cause the Significant Subsidiaries to:

          (i) Fee Owned Designated Property Mortgages. Execute and deliver to the Agent on or before the Closing Date, a Mortgage or a modification or amendment (a "Mortgage Amendment") to each Mortgage executed and delivered in connection with the Original Agreement covering each parcel of Fee Owned Designated Property, with a metes and bounds or other description of each such parcel attached thereto sufficient to permit the filing of such Mortgage or Mortgage Amendment (if required under applicable law) in the applicable real property records;

          (ii) Fee Owned Designated Property Related Documents. Deliver to the Agent on or before the Closing Date, in form and substance reasonably satisfactory to the Agent: (A) appropriate endorsements to each mortgagee's title insurance policy in effect with respect to any Mortgage executed and delivered in connection with the Original Agreement issued by a title insurer reasonably satisfactory to the Agent, reflecting that such title insurance policies remain in full force and effect notwithstanding the transfer and assignment of the insured Mortgage to Agent from the "Agent" under the Original Agreement and the other modifications and amendments set forth in the applicable Mortgage Amendment.

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


          (iii) Landlord Consents. Use Commercially Reasonable Efforts to obtain by June 30, 2002, from each landlord of each parcel of Designated Leased Property, a consent to the grant by the Borrower of a Lien to the Agent in the Borrower's interest in the related leasehold estate, such consent to contain customary consents, estoppels and nondisturbance provisions and to otherwise be in form and substance reasonably satisfactory to the Agent (each a "Landlord Consent" and the term "Designated Leased Property" means leasehold estates of the Borrower which the Agent has designated to be mortgaged to the Agent for the benefit of the Secured Parties based on the value of the leasehold estate, either in and of itself or because of its importance to the operations of the Borrower and the Subsidiaries);

          (iv) Leasehold Properties Mortgage. For each Designated Leased Property for which a Landlord Consent has been delivered in accordance with the forgoing clause (iii), execute and deliver to the Agent on or before the date which is ten (10) days after the related Landlord Consent is delivered, a Mortgage covering each such parcel of Designated Leased Property, with a metes and bounds or other description of each such parcel attached thereto sufficient to permit the filing of such Mortgage in the applicable real property records;

          (v) Designated Leased Property Related Documents. Deliver to the Agent on or before the date which is ten (10) days after the related Landlord Consent is delivered, all of the following in form and substance reasonably satisfactory to the Agent with respect to each parcel of Designated Leased Property for which a Landlord Consent has been delivered in accordance with the foregoing clause (iii):

               (A)  a copy and, if available, a summary of, the lease agreement;

               (B) if the Agent reasonably requires, a title insurance commitment and all documentation evidencing any exceptions to title reflected thereon;

               (C) if available or if the Agent otherwise reasonably requires, a survey of the parcel, certified by a licensed surveyor;

               (D) if required by the Agent, an environmental report for the parcel, prepared by a third party environmental engineer reasonably acceptable to the Agent; and

               (E) if required by the Agent, a mortgagee's title insurance policy (together with any required endorsements thereto) issued by a title insurer satisfactory to the Agent in an amount equal to the fair market value of the underlying leasehold estate.

     If requested by the Agent or required by applicable law, the Borrower shall deliver or cause to be delivered from time to time to the Agent a current appraisal of each parcel of real property covered by a Mortgage that has a material value (as determined by the Agent), such appraisals to be in form and substance reasonably satisfactory to the Agent; provided that unless required by applicable law or unless a Default exists, the Agent shall not be permitted to require more than one appraisal for each such parcel of real property during any calendar year at the Borrower's expense. If no environmental report has been delivered with respect to a parcel of real property pursuant to clause (d)(v)(D) of this Section 9.10 or within the twelve (12) months prior to the Closing Date with respect to any real property covered by a Mortgage delivered hereunder or under the Original Agreement, the Agent may at any time after the date hereof require that the Borrower deliver to the Agent a current environmental report applicable to such parcel of property, such environmental report to be in form and substance reasonably satisfactory to the Agent and to be prepared by a third party environmental engineer reasonably acceptable to the Agent. Under the provisions of the forgoing sentence and clause (d)(v)(D) of this Section 9.10, the Borrower shall be required to deliver only one environmental report during any calendar year with respect to each parcel of property. With respect to any parcel of real property of the Borrower or a Significant Subsidiary for which an environmental report has been obtained, if the Agent has reason to believe that the environmental condition of such parcel is, becomes or could become impaired or the Agent has reason to believe the Borrower, any Subsidiary, the Agent or any Bank may be subject to Environmental Liabilities as a result of, or in connection with, such parcel, or a Default exists, then the Agent may require from time to time the delivery of, and the Borrower shall deliver or cause to be delivered from time to time to the Agent, an update of, or supplement to, any existing environmental report applicable to such parcel of property, such update or supplement to be in form and substance reasonably satisfactory to the Agent and to be prepared by a third party environmental engineer reasonably acceptable to the Agent. With respect to any parcel of property, without the consent of the Secured Parties, the Agent may determine not to require the Borrower or a Significant Subsidiary to grant a Lien in its favor thereon if the Agent finds that the environmental condition of such property is not satisfactory to the Agent.

          (e) Insignificant Subsidiaries. If any Insignificant Subsidiary's (or the aggregate amount of the Insignificant Subsidiaries') net worth or total assets increases so that it and/or any other such Subsidiary becomes a Significant Subsidiary, the Borrower shall cause each such Significant Subsidiary to execute and deliver such documentation as the Agent may request to cause such Significant Subsidiary to evidence, perfect, or otherwise implement the guaranty of and security for the Obligations contemplated by the Guaranty and the Subsidiary Security Agreement.

          Section 9.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

          Section 9.12 Packers and Stockyards Act Compliance. If the Borrower or any Subsidiary purchases livestock by purchase or cash sales, the Borrower shall at its own expense take such steps to insure that any trust established under the Packers and Stockyards Act, 1921, as amended (7 U.S.C. (S) 181 et seq.) shall not arise for the benefit of all unpaid cash sellers on such livestock or on the inventory derived therefrom.

          Section 9.13 Payments of Adjusted Existing Accrued Interest. Borrower shall pay to the Agent, for the ratable benefit of the Term Banks, in immediately available funds, an amount equal to the Adjusted Existing Accrued Interest on the thirtieth (30th) day after the Closing Date.

                                   ARTICLE 10

                               Negative Covenants

          The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

          Section 10.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

          (a) Debt to the Banks pursuant to the Loan Documents;

          (b) Debt described on Schedule 10.1 hereto, and any extensions, renewals, or refinancings thereof so long as (i) the principal amount of such Debt and the interest rate charged thereon after such renewal, extension, or refinancing shall not exceed the principal amount of such Debt which was outstanding and the interest rate which was in effect immediately prior to such renewal, extension, or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension, or refinancing;

          (c) Intercompany Debt owed by one or more of the Subsidiaries to the Borrower or to a Subsidiary or owed by Borrower to a Subsidiary; provided that (i) the obligations of each obligor of such Debt shall be subordinated in right of payment to the obligations under the Loan Documents from and after such time as any portion of such obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and shall have such other terms and provisions as the Agent may reasonably require; (ii) the aggregate amount of such Debt outstanding at any time which is owed by the Insignificant Subsidiaries shall not at any time exceed One Hundred Thousand Dollars ($100,000); and (iii) the aggregate amount of such Debt outstanding at any time which is owed by any Subsidiary organized in a jurisdiction outside of the United States of America to the Borrower shall not at any time exceed Five Hundred Thousand Dollars ($500,000);

          (d) Debt (including Capital Lease Obligations and in addition to the Debt described on Schedule 10.1) not to exceed Two Million Dollars ($2,000,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section 10.2;

               (e) Guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding One Million Dollars ($1,000,000) in aggregate liability;

               (f) Debt arising in connection with non-compete, consulting or other similar agreements which are classified as liabilities on its balance sheet in accordance with GAAP entered into after the Closing Date, but only if the aggregate annual payments to be made under such agreements do not exceed Five Hundred Thousand Dollars ($500,000) and only if such agreements are approved in writing by the Agent, which approval may be given or withheld in the Agent's sole discretion;

               (g) Guarantees, incurred in the ordinary course of business, of Debt of Persons who supply the Borrower or a Subsidiary with raw materials utilized in the Borrower's or a Subsidiary's business (a "Raw Material Supplier"); provided that (i) the Debt of the Raw Material Supplier is incurred to enable such Person to provide raw materials to the Borrower or a Subsidiary and (ii) the aggregate amount of the Debt of Raw Material Suppliers at any time outstanding which is Guaranteed by the Borrower and the Subsidiaries shall not exceed the sum of (A) Two Million Dollars ($2,000,000) minus (B) the aggregate amount of the advances made to Raw Material Suppliers as prepayments on raw material purchases by the Borrower and the Subsidiaries pursuant to the permissions of subsection 10.5(g);

               (h) contingent obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to the Agent the title insurance policies required hereby or otherwise obtained in the ordinary course of business; and

               (i) Debt in addition to that specifically described in clauses
          (a) through (h) of this Section 10.1 which in the aggregate does not exceed One Million Dollars ($1,000,000) at any time outstanding.

          Section 10.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:

               (a) Liens disclosed on Schedule 10.2 hereto;

               (b) Liens in favor of the Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents;

               (c) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

               (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established;

               (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established;

               (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids or contracts (other than for payment of Debt) entered into in the ordinary course of business;

               (g) Liens for purchase money obligations (including Capital Lease Obligations); provided that: (i) the purchase of the asset subject to any such Lien is permitted under Section 11.3; (ii) the Debt secured by any such Lien is permitted under Section 10.1; and (iii) any such Lien encumbers only the asset so purchased;

               (h) Any attachment or judgment Lien not constituting an Event of Default;

               (i) Liens arising from filing UCC financing statements regarding leases not prohibited by this Agreement; and

               (j) Liens existing on the Closing Date and disclosed in the title insurance policies delivered to the Agent under the Original Agreement or under subsection 9.10(d)(v) of this Agreement.

Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens (including any such purchase money Liens securing Capital Lease Obligations), the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein and except for customary consensual encumbrances and restrictions contained in a purchase and sale agreement and imposed on the Subsidiary (or its assets) to be sold in a transaction permitted hereby or otherwise approved by the number of Banks required hereby, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any Subsidiary; (2) subject to subordination provisions, pay any Debt owed to the Borrower or any other Subsidiary; (3) make loans or advances to the Borrower or any other Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Subsidiary.

         Section 10.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or of a division or branch of any Person or any shares or other equity interest issued by any Person (whether or not certificated), or wind-up, dissolve, or liquidate itself; provided that, if no Default exists or would result therefrom and all applicable obligations under Section 9.10, the Borrower Security Agreement and the Subsidiary Security Agreement are complied with: (i) a Subsidiary may wind-up, dissolve, or liquidate if its assets are transferred to the Borrower or a Significant Subsidiary, (ii) any Subsidiary may merge with and into the Borrower if the Borrower is the surviving entity, (iii) any Subsidiary may merge with and into any other Significant Subsidiary if the Significant Subsidiary is the surviving entity, (iv) any Subsidiary organized under the laws of a jurisdiction outside the United States of America may merge with any other Subsidiary organized under the laws of a jurisdiction outside of the United States of America, (v) any Significant Subsidiary or the Borrower may acquire all or a substantial part of the business or assets of any Subsidiary; and (vi) the Borrower may acquire the right to obtain from third parties the raw materials utilized in the Borrower's business if the Agent approves of each such acquisition, which approval may be given or withheld in Agent's sole discretion (provided that the prior written approval of the Required Banks shall be required for any such acquisition for a purchase price in excess of $500,000).

         Section 10.4 Restricted Junior Payments. The Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make, or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or other equity interest to the holders of that class, (b) any redemption, conversion, exchange, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of the Borrower or any Subsidiary now or hereafter outstanding, or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock or other equity interest of the Borrower or any Subsidiary now or hereafter outstanding, except that any Subsidiary may make, declare, and pay dividends and make other distributions with respect to its common stock or other equity interests.

         Section 10.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

               (a) the Borrower may own stock of the Subsidiaries existing on the Closing Date and notes payable by Subsidiaries in accordance with the restrictions set forth in Section 10.1;

               (b) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

               (c) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

               (d) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

               (e) loans and advances to employees for business expenses incurred in the ordinary course of business not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding;

               (f) existing investments described on Schedule 10.5 hereto and, with respect to any investment listed on Schedule 10.5, the reinvestment of any earnings on such investment or the proceeds payable at the maturity thereof in the same, or same type of, investment;

               (g) advances to Raw Material Suppliers as prepayments on raw material purchases; provided that, (i) such raw materials are acquired and utilized by the Borrower or a Subsidiary in the ordinary course of business and (ii) the aggregate amount of such advances at any time outstanding shall never exceed the remainder of (A) Two Million Dollars ($2,000,000) minus (B) the aggregate principal amount of all Debt of Raw Material Suppliers which is outstanding on the date of determination and which is Guaranteed by the Borrower or any Subsidiary;

               (h) loans evidencing the deferred payment of the purchase price of the assets disposed of pursuant to subsections 10.8(e), (g), and
          (h);

               (i) extensions of trade credit on customary terms in the ordinary course of business;

               (j) any stock, bonds, notes, debentures, or other securities of any Person received in connection with the bankruptcy, reorganization or similar proceeding of suppliers and customers and the settlement of their delinquent obligations; and

               (k) loans, advances, or investments in addition to those described in clauses (a) through (j) of this Section 10.5 if the sum of (i) the aggregate principal amount of such loans and advances outstanding, plus (ii) the aggregate acquisition cost of the outstanding investments plus (iii) the aggregate amount of the Net Out Flows from all Route Sales, never exceeds Five Hundred Thousand Dollars ($500,000).

         Section 10.6 Limitation on Issuance of Capital Stock. The Borrower will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock or other equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock or other equity interests, or (c) any option, warrant, or other right to acquire any of its capital stock or other equity interests, other than in each instance any such disposition by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower.

         Section 10.7 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a

Person not an Affiliate of the Borrower or such Subsidiary; provided that the Borrower and the Subsidiaries shall be permitted to enter into transactions with the Borrower and the other Subsidiaries permitted hereby.

          Section 10.8 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except:

               (a) dispositions of inventory in the ordinary course of business;

               (b) dispositions of unnecessary, obsolete or worn out equipment and leases, sub-leases or licenses of property in the ordinary course of business for terms which do not exceed, or which are cancelable by the Borrower within one year (or such other term as may be acceptable to the Agent) and which leases, sub-leases or licenses do not materially detract from or interfere with the use or intended use of such property by the Borrower or such Subsidiary, as applicable;

               (c) sales, leases, or other dispositions of vehicles so long as the Borrower uses the net proceeds of such sales to acquire replacement vehicles;

               (d) sales, leases, or other dispositions of assets by any Subsidiary to a Significant Subsidiary or to the Borrower;

               (e) the sale of the assets disclosed on Schedule 10.8 at any time that no Event of Default exists in one or more arm's length transactions; provided that, each asset is sold for fair value, no Default would result therefrom, and the Net Cash Proceeds of such sale are delivered to the Agent for repayment of the Loans as required by subsection 5.4(b)(i);

               (f) the sale to third parties (each such third party or an Affiliate of such third party, herein a "Route Purchaser") of lists of customers who provide raw materials to the Borrower or a Subsidiary and the containers utilized to collect and store such materials (each a "Route Sale") if all the following conditions are satisfied with respect to each Route Sale:

                    (i) No Event of Default exists as of the date of the sale or would result therefrom, including, without limitation, any Event of Default that might result therefrom because of the failure to comply with Section 11.3 (i.e., the Capital Expenditure covenant);

                    (ii) such sale is made in connection with a corresponding
               purchase from the applicable Route Purchaser of a list of customers who can provide raw materials to the Borrower or a Subsidiary and a corresponding purchase of the containers utilized to collect and store such materials (the "Offsetting Purchase");

                    (iii) if the Net Cash Proceeds (calculated in accordance
               with clause (2) of the definition of Net Cash Proceeds) received from a Route Sale exceed the purchase price for the corresponding Offsetting Purchase, then the amount of the excess shall be delivered to the Agent for repayment of the Loans in accordance with subsection 5.4(b)(i); provided that for purposes of this Agreement (including for the purpose of determining the amount to be applied to the repayment of the Loans in connection with a Route Sale), the term "Net Cash Proceeds" shall mean only the amount of such excess;

                    (iv) the sum of (A) the aggregate amount of the Net Out
               Flows from all Route Sales plus (B) the aggregate principal amount of all loans and advances outstanding under the permissions of clause (k) of Section 10.5 plus (C) the aggregate acquisition cost of all outstanding investments made under the permissions of clause (k) of Section 10.5 shall never exceed Five Hundred Thousand Dollars ($500,000) (the term "Net Out Flows" means, with respect to a Route Sale, the amount by which the purchase price for the corresponding Offsetting Purchase exceeds the amount received from the Route Sale);

                    (v) the assets sold in connection with such Route Sale are sold for fair value and the Borrower shall have provided the Agent and each Bank with its calculation of the sales price therefor and the value of the assets to be purchased in connection with the corresponding Offsetting Purchase;

                    (vi) the proposed Route Sale and corresponding Offsetting
               Purchase shall comply, in all material respects, with applicable laws, rules and regulations and any applicable order, writ, injunction, or decree of any Governmental Authority or arbitrator;

                    (vii) the aggregate weekly amount of pounds of raw material inage attributable to all Route Sales made under the permissions of this clause (f) shall not exceed 10,000,000 pounds with the weekly amount of pounds of raw material inage attributable to a Route Sale being calculated based on the most recent week preceding the date of sale; and

                    (viii) Borrower shall provide the Agent and each Bank a
               certification as to the Borrower's compliance with the matters set forth in the forgoing clauses (i) through (vii) prior to or on the date of the closing of the proposed Route Sale;

               (g) the sale of the Canadian assets of Darling International Ltd. and the Borrower's spray drying plant and related assets located in Norfolk, Nebraska; provided that with respect to any such sale (i) the Net Cash Proceeds of such sale shall be delivered to the Agent for repayment of the Loans as required in subsection 5.4(b)(i); and (ii) the Required Banks shall have given its prior approval of the sale price and other material terms of sale for each such asset sold, which approval shall not be unreasonably withheld; and

               (h) the sale of assets, in addition to the sales or other dispositions listed in clauses (a) through (g) of this Section 10.8; provided that with respect to any such sale: (i) the sale price of the asset to be sold shall be greater than or equal to the existing fair market value of such asset; (ii) the Net Cash Proceeds of such sale shall be delivered to the Agent for repayment of the Loans as required in subsection 5.4(b)(i); (iii) the Required Banks shall have given their prior approval of the sale; (iv) the aggregate sale price for the asset to be sold, plus the sales prices for any sale of assets in any related transactions does not exceed One Million Dollars ($1,000,000); and (v) the aggregate amount of all sales made pursuant to the permissions of this clause (h) during the period commencing on the Closing Date and ending on the Termination Date, together with the sale price for the assets to be disposed of pursuant to the sale in question, does not exceed Five Million Dollars ($5,000,000).

Upon the sale of any property by the Borrower or a Subsidiary under the permissions of this Section 10.8 and delivery of the proceeds therefrom in accordance with the terms of this Agreement, the Agent shall, without the requirement of any consent or approval of any Bank or any other Secured Party, execute and deliver to the buyer thereof such documentation as may be necessary to evidence the termination of the Liens of the Agent for the benefit of the Secured Parties therein and, if the stock of a Subsidiary is sold, the release of such Subsidiary from the obligations arising under the Loan Documents to which it is a party.

          Section 10.9 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person, provided, however, that this Section 10.9 shall not prohibit any such arrangement otherwise permitted under this Agreement entered into in connection with the acquisition of any capital asset within sixty (60) days of the acquisition of such capital asset for the purpose of providing financing of such capital asset.

          Section 10.10 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof and any businesses which utilize processes similar to those utilized by the Borrower.

          Section 10.11 Hedging. Borrower will not, and Borrower will not permit any Subsidiary to, enter into any Hedge Agreement other than (i) Hedge Agreements entered into prior to the date hereof pursuant to any Swap Documents, and (ii) Hedge Agreements consisting solely of interest rate-cap arrangements for notional principal amounts which in the aggregate do not exceed fifty percent (50%) of the Borrower's outstanding Debt for borrowed money, are in form and substance acceptable to the Agent and which are entered into pursuant to any Swap Documents or with counterparties whose long-term, unsecured, non-credit enhanced debt rating by S&P is at least "A" or are otherwise acceptable to the Agent and the Required Banks.

                                   ARTICLE 11

                               Financial Covenants
                               -------------------

          The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

          Section 11.1 Adjusted EBITDA. As of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on or about March 31, 2002, the Borrower shall not permit its Adjusted EBITDA to be less than $25,000,000 for the four(4) Fiscal Quarter period then ended.

          The phrase "Adjusted EBITDA" means, for any period, calculated without duplication for such period, the Borrower's EBITDA, excluding from the calculation thereof, to the extent not already excluded in the calculation of EBITDA or Net Income of Borrower, gains and/or losses from any disposition of assets.

          Section 11.2 Debt Coverage. As of the end of each Fiscal Quarter, the Borrower shall not permit the ratio of (a) the sum of its consolidated Debt arising under clauses (a), (b) and (g) of the definition thereof (including, without limitation, the Loans) plus the Letter of Credit Liabilities, to (b) its Adjusted EBITDA for the four (4) Fiscal Quarters then ended, to be greater than the ratio set forth in the table below opposite the applicable Fiscal Quarter end:

================================================================================

                 Fiscal Month                                     Ratio
================================================================================

         Each Fiscal Quarter of 2002                           3.0 to 1.0

         Each Fiscal Quarter of 2003                           3.0 to 1.0

         First Fiscal Quarter of 2004                          2.9 to 1.0

         Second Fiscal Quarter of 2004                         2.9 to 1.0

         Third Fiscal Quarter of 2004                          2.8 to 1.0

         Fourth Fiscal Quarter of 2004                         2.8 to 1.0

         First Fiscal Quarter of 2005                          2.8 to 1.0

         Second Fiscal Quarter of 2005                         2.7 to 1.0

         Third Fiscal Quarter of 2005                          2.7 to 1.0

         Fourth Fiscal Quarter of 2005                         2.6 to 1.0

         First Fiscal Quarter of 2006                          2.6 to 1.0

         Second Fiscal Quarter of 2006                         2.5 to 1.0

         Third Fiscal Quarter of 2006                          2.5 to 1.0

         Fourth Fiscal Quarter of 2006                         2.4 to 1.0

         Each Fiscal Quarter thereafter                        2.4 to 1.0
================================================================================

     Section 11.3 Capital Expenditure Limits. The aggregate amount of all Capital Expenditures of the Borrower and the Subsidiaries (subject to the exclusions set forth below) during the periods set forth below shall not exceed the Dollar amount set out opposite the applicable period:

================================================================================

              Period                                    Dollar Amount

         Fiscal Year 2002                                $12,000,000

         Fiscal Year 2003                                $12,600,000

         Fiscal Year 2004                                $13,230,000

         Fiscal Year 2005                                $13,891,500

         Fiscal Year of 2006                             $14,586,075

         Fiscal Year 2007                                $15,315,378
================================================================================

     The following Capital Expenditures shall not be counted against the calculation of Capital Expenditures under this Section 11.3: Capital Expenditures made with any casualty or condemnation proceeds turned over to the Borrower by the Agent to (a) replace or repair the property damaged or condemned, (b) construct a new facility to replace the property damaged or condemned or (c) expand the productive capacity of an existing facility.

                                   ARTICLE 12

                                     Default

     Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

          (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within three (3) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; and (iii) within five (5) Business Days of the date due any other Obligation or any part thereof.

          (b) Any representation, warranty, or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) The Borrower or any Significant Subsidiary shall fail to perform, observe, or comply with any covenant, agreement, or term contained in clauses (a), (b), (c), (d), (h), or (j) of Section 9.1 or contained in
     Article 10 or Article 11 of this Agreement. The Borrower shall fail to perform, observe or comply with any covenant, agreement, or term contained in subparagraphs 6(e)(ii), (f), (i), (m), (o), (p), (q)(iii), q(v), q(vi) , q(vii), (s)(ii), (v)(vi), (v)(vii)(A), (v)(vii)(B) or (w)(iv) of the Borrower Security Agreement. Any Significant Subsidiary shall fail to perform, observe, or comply with any covenant, agreement, or term contained in subparagraphs 6(e)(ii), (f), (i), (m), (o), (p), (q)(iii), q(v), q(vi), q(vii), (s)(ii), (v)(vi), (v)(vii)(A), (v)(vii)(B) or (w)(iv) of the Subsidiary Security Agreement.

          (d) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in subsection 12.1(c)) and such failure shall continue for a period of fifteen (15) Business Days after the earlier of (i) the date the Agent or any Bank provides the Borrower with notice thereof or
     (ii) the date the Borrower should have notified the Agent thereof in accordance with subsection 9.1(h).

          (e) The Borrower, any Subsidiary, or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

          (f) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower, any Subsidiary, or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Borrower or such Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower, any Subsidiary, or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

          (g) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) against any of its assets or properties.

          (h) A final judgment or judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate which are not adequately covered by insurance or by a third party acceptable to the Agent who has acknowledged responsibility for such judgment or judgments, shall be rendered by a court or courts against the Borrower, any Subsidiary, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (i) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds Five Hundred Thousand Dollars ($500,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any such Debt that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

          (j) This Agreement, the Borrower Security Agreement, the Guaranty, the Subsidiary Security Agreement, any Mortgage, or any Note shall cease to be in full force and effect (other than, with respect to the Guaranty, as a result of a permitted dissolution pursuant to Section 10.3 or a permitted asset disposition pursuant to Section 10.8) or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

          (k) Any lien or security interest created or required to be created by the Loan Documents shall not for any reason (other than the failure of the Borrower or a Subsidiary to comply with in subparagraphs 6(e)(ii), (f),
     (i), (m), (o), (p), (q)(iii), q(v), q(vi) , q(vii), (s)(ii), (v)(vi),
     (v)(vii)(A), (v)(vii)(B) or (w)(iv) of the Borrower Security Agreement or the Subsidiary Security Agreement, such failure being an Event of Default under subsection 12.1(c), or the release thereof in accordance with the Loan Documents) be a valid and perfected security interest in and lien upon any of the Collateral purported to be covered thereby with the priority required by this Agreement within ten (10) days after notice thereof has been provided to the Borrower by the Agent or any Bank.

          (l) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan;
     (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
     Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Agent subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Five Hundred Thousand Dollars ($500,000).

          (m) (i) Any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act other than the Banks party hereto on the Closing Date and their respective Affiliates, individually or as a group, becomes a "beneficial owner" (as such term is defined in Rule 13(d)-3 and Rule 13(d)-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of all classes of capital stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower; or
     (ii) the first day on which a majority of the members of the board of directors of the Borrower are not Continuing Directors (defined as any member who (A) was a member of the board at closing, (B) was nominated for election by the Banks party hereto on the Closing Date in accordance with the terms of the Recapitalization Agreement, or (C) was nominated or elected by a majority of the Continuing Directors who were members at the time of such nomination of election).

     Section 12.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and shall if directed by either the Required Revolving Banks or the Required Term Banks) do any one or more of the following:

          (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower;

          (b) Termination of Revolving Commitments. Terminate the Revolving Commitments, including, without limitation, the obligation of the Agent to issue Letters of Credit, without notice to the Borrower;

          (c)  Judgment. Reduce any claim to judgment;

          (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent, for the benefit of the Secured Parties, to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents;

          (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise;

provided, however, that upon the occurrence of an Event of Default under Section 12.1(e) or Section 12.1(f), the Revolving Commitments of all of the Revolving Banks shall automatically terminate (including, without limitation, the obligation of the Agent to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and provided, further, that in the event that the Agent (without the direction of either the Required Revolving Banks or the Required Term Banks) shall exercise any of the remedies under subsection 12.2(a) or (b) above, the outstanding balance of the Notes and the other amounts payable by the Borrower under the Loan Documents and/or the Revolving Commitments, as applicable, shall be reinstated upon the receipt by Agent of the written consent and approval of either the Required Revolving Banks or the Required Term Banks within ten (10) days of the exercise of such remedies by the Agent.

     Section 12.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or the Required Revolving Banks, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then established Contingent Primary Obligations, such funds to be held in an interest bearing cash collateral account at the Agent without any right of withdrawal by the Borrower.

     Section 12.4 Performance by the Agent; Advances to Cover Returned Checks and Other Items. If the Borrower or any Obligated Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of either the Required Revolving Banks or the Required Term Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower or any Obligated Party under any Loan Document. Under certain of the agreements the Agent has or may enter into under subsection 9.10(c) with any party maintaining a Lockbox Account or other deposit account, the Agent may be obligated to pay certain amounts to the financial institution party thereto from time to time, including, without limitation, fees owed to such financial institutions arising from their lockbox and other deposit or cash management services and amounts sufficient to reimburse such financial institutions for the amount of any item deposited in or credited to the related account which is returned unpaid. In the event the Agent is required to pay any such amounts, the Agent shall notify the Borrower and the Borrower shall promptly pay to the Agent any amount so expended by Agent, together with interest at the Default Rate from and including the date of such expenditure to, but excluding the date that such expenditure is paid in full and if Borrower fails to make such payment, Agent shall have the option of automatically making a Swingline Loan in the amount so expended.

     Section 12.5 Set-off. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set-off and apply any and all deposits (general, time, demand, provisional, or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Documents and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

     Section 12.6 Continuing Event of Default. Any Default capable of being remedied shall exist and therefor continue until Agent shall have been provided evidence satisfactory to it that such Default has been remedied. Any Default not capable of being remedied shall exist and therefor continue until waived by the number of Banks required by Section 14.11.


                                   ARTICLE 13

                                    The Agent

     Section 13.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes (and continues the authorization and appointment under the Original Agreement of) Credit Lyonnais New York Branch to act as its agent hereunder and under the other Loan Documents and to act as its Approved Bank Affiliate's agent hereunder and under the other Loan Documents (such Affiliate by acceptance of the benefits of the Loan Documents hereby ratifying and continuing such appointment) with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliate's officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat each Secured Party as the party entitled to distributions hereunder until it receives written notice of the assignment or transfer thereof signed and in form satisfactory to the Agent, (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Secured Party, (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by the Required Banks, the Required Revolving Banks or the Required Term Banks, as applicable, (iv) shall not be responsible to any Secured Party for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, the Required Revolving Banks or the Required Term Banks, as applicable; and such instructions of the Required Banks, the Required Revolving Banks or the Required Term Banks, as applicable, and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

          Section 13.2 Rights of the Agent as a Bank. With respect to its Commitments, the Loans made by it and the Notes issued to it, Credit Lyonnais New York Branch (and any successor acting as the Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks", or "Revolving Bank" or "Revolving Banks", or "Term Bank" or "Term Banks", as applicable shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Secured Party) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with the Borrower, any of the Subsidiaries, any Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Secured Parties.

          Section 13.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 13.1) take such action with respect to such Default as shall be directed by the Required Banks, the Required Revolving Banks or the Required Term Banks, as applicable, including, without limitation, that the Agent shall not issue, renew or extend any Letter of Credit if so directed by the Required Revolving Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Banks.

          Section 13.4 Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 14.1 AND 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 14.1 AND 14.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR

ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS'
FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

          Section 13.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition, or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

          Section 13.6 Several Commitments. The Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each nondefaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

         Section 13.7 Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks will have the right to appoint a successor Agent with the Borrower's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligations, and duties of the resigning Agent including, without limitation, all obligations under any Letters of Credit and Swingline Loans, and the resigning Agent shall be discharged from its duties and obligations under the Loan Documents, including, without limitation, its obligations under all Letters of Credit and under the Swingline Commitment. After any Agent's resignation as the Agent, the provisions of this
Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

          Section 13.8 Agent Fee. The Borrower agrees to pay to the Agent, for its own account, the administrative agent fee and other fees and expenses described in that certain letter agreement dated as of March 14, 2002), between the Borrower and Credit Lyonnais New York Branch.

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


          Section 13.9 Deposit Accounts held at Agent. The Concentration Account and any other deposit account of Borrower or a Significant Subsidiary held at Credit Lyonnais New York Branch (all such accounts, other than the Concentration Account, herein the "Credit Lyonnais Accounts") are maintained by Credit Lyonnais New York Branch, in its capacity as Agent hereunder to perfect the security interest held for the benefit of the Secured Parties therein. Withdrawals from the Concentration Account shall only be made in accordance with subsection 5.4(b)(iv). When no Event of Default exists, the Borrower or applicable Significant Subsidiary is entitled to make withdrawals from and deposits into the Credit Lyonnais Accounts. When an Event of Default exists, the Agent shall be the only party entitled to make withdrawals from the Credit Lyonnais Accounts. If the Agent exercises any right of setoff against any Credit Lyonnais Account, the amount so setoff shall be applied as proceeds of Collateral in accordance with Section 5.6; provided that the Agent shall be entitled to charge, or setoff against, the Credit Lyonnais Accounts and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining the Credit Lyonnais Accounts and for the amount of any item credited to a Credit Lyonnais Account which is subsequently returned for any reason.

          Section 13.10 Approved Bank Affiliates Rights. No Approved Bank Affiliate shall have any right to give any direction to the Agent in the exercise of the Agent's rights and obligations under the Loan Documents nor does an Approved Bank Affiliate have any right to consent to, or vote on, any matter hereunder except as specifically set forth in Section 14.11. As provided in
Section 13.1, the Agent shall have no duties or responsibilities to any Approved Bank Affiliate except those expressly set forth in the Loan Documents.

                                   ARTICLE 14

                                  Miscellaneous

          Section 14.1 Expenses. The Borrower hereby agrees to pay on demand:
(a) all costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents and any and all amendments or other modifications to the Loan Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent; (b) all fees, costs, and expenses of the Agent arising in connection with any Letter of Credit or any Swingline Loan, including the Agent's customary fees for amendments, transfers, and drawings on Letters of Credit; (c) all costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of any Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and each Bank; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (f) all costs, expenses, and other charges incurred in obtaining any collateral audit or in obtaining any valuation or appraisal of Borrower, any Subsidiary or any of the Collateral subject to the limitations on the Borrower's obligation to pay the costs of appraisals set out in subsection 9.10(d) and provided that if no Default exists, Borrower shall not have an obligation to pay for more than one (1) collateral audit each calendar year. The Banks agree, absent conflicts of interest, to employ one counsel to represent them in connection with the matters described in clause (c); provided
(i) Agent may retain separate counsel to represent it in its capacity as Agent and (ii) the failure of the Banks to employ one counsel, if such failure arose out of the need to avoid conflicts of interest, shall not affect each Bank's right to receive reimbursement under this Section 14.1.

          Section 14.2 Indemnification. SUBJECT TO THE LIMITATION ON THE REIMBURSEMENT OF EXPENSES SET FORTH IN SUBSECTION 9.10(d) AND SECTION 14.1, THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE,

THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE AGENT OR ANY BANK IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, STRICT LIABILITY AND ALL OTHER CLAIMS ARISING UNDER ENVIRONMENTAL LAWS, INCLUDING THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. SECTION 9601 ET SEQ.) AND ANALOGOUS STATE AND LOCAL STATUTES.

          Section 14.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents to which it is a party each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

          Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

          Section 14.5 No Fiduciary Relationship. The relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other hand to be other than that of debtor and creditor.

          Section 14.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          Section 14.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

          Section 14.8 Successors and Assigns.

               (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Approved Bank Affiliates and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Letter of Credit Liabilities and Swingline Loans which it has made or in which it has a participating interest); provided, however, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes and owner of its participation or other interests in Letter of Credit Liabilities and Swingline Loans for all purposes of any Loan Document, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, (v) if no Event of Default exists, any such Person purchasing a participation must represent that it is not, and is not acting on behalf of, any Person identified on Schedule 14.8, and (vi) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Loans or other Obligations of such Bank, (C) any reduction of any commitment fee, letter of credit fee, or other amount payable to such Bank under any Loan Document, (D) any postponement of any date for the payment of any amount payable in respect of the Loans or other Obligations of such Bank, or (E) the release of any material Collateral or the release of the Borrower or any Obligated Party from liability arising under the Loan Documents (except as may otherwise result from a dissolution permitted under Section 10.3).

               (b) The Borrower and each of the Banks agree that any Bank
         (the "Assigning Bank") may at any time assign to an Eligible Assignee (or to an Affiliate of the Assigning Bank or an investment fund or similar entity managed by such Assigning Bank or an Affiliate of such Assigning Bank) all, or a part, of its rights and obligations under the Loan Documents (including, without limitation, its Commitments and Loans and participation interests) (each an "Assignee"); provided, however, that:

                    (i) each such assignment shall be of a consistent, and not a varying, percentage of either (A) all of the Assigning Bank's rights and obligations as a Revolving Bank under the Loan Documents, or (B) all of the Assigning Bank's rights and obligations as a Term Bank under the Loan Documents;

                    (ii) except in the case of (A) an assignment of all of a
               Bank's rights and obligations as either a Revolving Bank or a Term Bank, as applicable, under the Loan Documents, or (B) an assignment by any Bank to an Affiliate of such Bank or to an investment fund or similar entity managed by such Bank or an Affiliate of such Bank, the amount of the Commitments of the Assigning Bank being assigned or if any Commitment has terminated, the outstanding principal amount of the related Loans, pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than (A) One Million Dollars ($1,000,000) with respect to any assignment of its Revolving Commitment or Revolving Loans, and (B) Three Million Dollars ($3,000,000) with respect to any assignment of its Term Commitment or Term Loans;

                    (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance (to the extent required) and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and shall deliver to the Agent a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) payable by the Assigning Bank or the Assignee (and not the Borrower); and

                    (iv) the Agent must consent to such assignment, which
               consent shall not be unreasonably withheld or delayed and shall be evidenced by the Agent's execution of the Assignment and Acceptance; provided, however, the Agent's consent shall not be required if the Assignee is (x) an Affiliate of the Assigning Bank, or (y) an investment fund or similar entity managed by such Assigning Bank or an Affiliate of such Assigning Bank.

     Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its indemnity and expense reimbursement rights for the period prior to the effective date of the assignment) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto). The term "Eligible Assignee" means any Person; provided, that, any such Person
     (i) must, if no Event of Default exists, represent that it is not, and is not acting on behalf of, any Person who is a business competitor of Borrower or any Subsidiary and is identified on Schedule 14.8 (as such Schedule may be modified and supplemented by the Borrower from time to time to add or delete such competitors with the prior written consent of the Required Banks); (ii) with respect to any assignment of any Assigning Bank's rights as a Revolving Bank, must represent that it is capable of making revolving extensions of credit or funding risk participations in letters of credit of the type contemplated hereby in accordance with the terms hereon, and (iii) with respect to any assignment of any Assigning Bank's rights as a Revolving Bank, must appear in the most recent list of the National Association of Insurance Commissioners (NAIC) List of Approved Banks from the Purposes and Procedures Manual of the NAIC Securities Valuation Office or is otherwise acceptable to the Agent in its sole discretion. No Assigning Bank making an assignment to an Assignee in good faith shall have any liability to the Borrower, the Agent or any other Bank, Secured Party, Obligated Party or other Person for the failure of any of the representations made by such Assignee to be true. Notwithstanding the foregoing, any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or in connection with the securitization of a portfolio by any Bank which is an investment fund or similar entity; provided, however, that no such pledge or assignment shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

          (c) The Agent, acting solely for this purpose on behalf of the Borrower, shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it (to the extent required) and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to and Letter of Credit Liabilities and Swingline Loans participated in by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Bank has retained Commitments or Loans, Notes to the order of the Assigning Bank in an amount equal to the Commitments and Loans retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the applicable Exhibit hereto.

          (e) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or participant or proposed Assignee or participant, any information relating to the Borrower or the Subsidiaries furnished to such Bank by or on behalf of the Borrower or the Subsidiaries.

     Section 14.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under
Article 6, Section 14.1, and Section 14.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

     Section 14.10 Entire Agreement; Amended and Restatement; Release. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO. This Agreement amends and restates in its entirety the Original Agreement. The execution of this Agreement, the Notes and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Original Agreement nor does it constitute a novation with respect to such indebtedness. THE BORROWER REPRESENTS AND WARRANTS THAT AS OF THE CLOSING DATE THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OR ANY OBLIGATED PARTIES' OBLIGATIONS UNDER THE ORIGINAL AGREEMENT, THE SWAP DOCUMENTS, THE DOCUMENTATION RELATING TO THE DEPOSIT AND CASH MANAGEMENT SERVICES AND ANY OPERATING OR CAPITAL LEASE ENTERED INTO WITH A SECURED PARTY (ANY OF THE DOCUMENTS EXECUTED IN CONNECTION WITH ANY OF THE FORGOING OR ANY OF THE LOAN DOCUMENTS COLLECTIVELY, THE "TRANSACTION DOCUMENTS"). TO INDUCE THE BANKS AND THE AGENT TO ENTER INTO THIS AGREEMENT, THE BORROWER AND, BY THE EXECUTION OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, EACH OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES AGENT, THE BANKS, THE OTHER SECURED PARTIES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH THE BORROWER OR ANY OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 14.11 Amendments. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver, or consent shall, do any of the following: (a) increase any Commitment of any Bank without the written consent of such Bank or increase the total Revolving Commitments without the written consent of each of the Banks; (b) reduce the principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder without the written consent of each Bank affected thereby; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder (including, without limitation, any prepayment required pursuant to Section 5.4) without the written consent of each Bank affected thereby (other than any waiver of or change in the amount or timing of any mandatory prepayment which indirectly results from any waiver, modification or amendment of any covenant in any Loan Document which is otherwise permitted to be agreed or consented to by the Required Banks); (d) modify, waive or amend any provision contained in this Section 14.11 or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the Letter of Credit Liabilities or the number of Banks which shall be required for the Banks (or Banks of any Class) or any of them to take any action under any Loan Document without, in each case, the written consent of each Bank; (e) change Section 5.6, the definition of the terms Obligations, Primary Obligations, Secondary Obligations, or Secured Parties without the written consent of each Bank; or (f) except as permitted by Section 10.8, release any Collateral or release the Borrower or any Obligated Party from any liability, including, but not limited to, the release of any Obligated Party from a Guaranty or other Loan Document without the written consent of each Bank. Notwithstanding anything to the contrary contained in this Section, (i) no amendment, waiver, or consent shall be made with respect to Section 2.7, Section 2.8, or Article 13 without the prior written consent of the Agent; (ii) no amendment, waiver, or consent shall be made with respect to Section 5.6 or the definitions of the terms Obligations, Primary Obligations, Secondary Obligations, or Secured Parties in any manner that might adversely effect the Approved Bank Affiliates without the prior written consent of the Approved Bank Affiliates who hold more than fifty percent (50%) of the then outstanding liquidated Obligations owed to all Approved Bank Affiliates; and (iii) any waiver, amendment or modification of this Agreement which by its terms affects the rights or duties under this Agreement of the Revolving Banks (but not the Term Banks) or the Term Banks (but not the Revolving Banks) may be effected by an agreement or agreements in writing entered into by Borrower and the requisite percentage in interest of the affected Class of Banks that would be required to consent thereto under this Section 14.11 as if such Class of Banks were the only Class of Banks hereunder at the time.

     Section 14.12  Maximum Interest Rate.

          (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

          (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
     (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

     Section 14.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for the Borrower; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 2.7, Section 5.3 or Section 7.2 shall not be effective until received by the Agent.

     Section 14.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

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


     Section 14.15 Counterparts. This Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 14.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 14.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 14.18 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

     Section 14.19 Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which it is a party), the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

     Section 14.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 14.21 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 14.22 Confidentiality. The Agent and each Bank (each a "Lending Party") agrees to keep any Designated Information (as defined below) delivered or made available by the Borrower to it confidential from anyone other than Persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring, or administering the credit facility provided herein; provided that nothing herein shall prevent any Lending Party from disclosing such Designated Information: (a) to any other Lending Party, (b) to any other Person on a need to know basis if reasonably incidental to the administration of the credit facility provided herein, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which has been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement,
(f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lending Party's legal counsel and independent auditors, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank's or any of its Affiliate's investment portfolio in connection with ratings issued with respect to such Bank or such Affiliate, (j) to any Affiliate of such Lending Party, solely in connection with this Agreement, and (k) subject to written provisions substantially similar (but no less stringent) to those contained in this Section, to any actual or proposed participant or assignee of any of its rights and obligations under the Loan Documents in accordance with the terms hereof. The term "Designated Information" means any information which has been designated by the Borrower in writing as confidential.

     Section 14.23 Waiver of Existing Defaults. Subject to the satisfaction of the conditions set forth in Section 7.1, the Agent and the Banks waive the Existing Defaults (as defined in the Forbearance Agreement) and agree not to exercise any rights and remedies available as a result of the occurrence thereof. The Borrower and, by the execution of the Loan Documents to which it is a party, each Obligated Party agree that the foregoing waiver shall not constitute and shall not be deemed a waiver of any of the obligations under the Loan Documents, or a waiver of any rights or remedies arising as a result of the failure to observe and perform such obligations. The failure of the Borrower or any Obligated

Party to strictly comply with its obligations under the Loan Documents will result in the occurrence of a Default in accordance with the terms hereof.

     Section 14.24 Conflict with Loan Documents. In the event of any direct conflict between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall control.

      [Remainder of Page Intentionally Left Blank - Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       BORROWER:

                                       DARLING INTERNATIONAL INC.

                                       By: /s/ Brad Phillips
                                           -------------------------------------
                                       Name: Brad Phillips
                                             -----------------------------------
                                       Title: Treasurer
                                              ----------------------------------

                                       Address for Notices:

                                       251 O'Connor Ridge Blvd., Suite 300
                                       Irving, Texas 75038
                                       Telephone No.: 972-717-0300
                                       Facsimile No.: 972-717-1588
                                       Attention: Treasurer

                                       AGENT:

Revolving Commitment:                  CREDIT LYONNAIS NEW YORK BRANCH
                                       individually as a Bank and as the Agent
$1,618,288.25

Swingline Commitment:                  By: /s/ James B. Hallock
                                           -------------------------------------
                                       Name: James B. Hallock
                                             -----------------------------------
$3,500,000                             Title: Vice President
                                              ----------------------------------

Term Loan:                             Address for Notices:

$5,694,378.42                          Credit Lyonnais New York Branch
                                       1301 Avenue of the Americas
                                       New York, New York 10019
                                       Telephone No.: 212-261-3259
                                       Facsimile No.: 212-261-7861
                                       Attention: Mr. James Hallock

                                       With a copy to:

                                       Credit Lyonnais Dallas Branch
                                       2200 Ross Avenue, Suite 4400 West
                                       Dallas, Texas 75201
                                       Telephone No.: 214-220-2304
                                       Facsimile No.: 214-220-2323
                                       Attention: David Cagle


                                       Applicable Lending Office:

                                       Credit Lyonnais New York Branch
                                       1301 Avenue of the Americas
                                       New York, New York 10019

       [signature page to amended and restated credit agreement]

                                       BANKS:

Revolving Commitment                   ARK CLO 2000-1, LIMITED


$385,274.60                            By: Patriarch Partners, LLC,
                                           its Collateral Manager

Term Loan:                             By: /s/ Lynn Tilton
                                           -------------------------------------
                                       Name: Lynn Tilton
                                             -----------------------------------
$1,355,836.52                          Title: Manager
                                              ----------------------------------


                                       Address for Notices:

                                           Ark CLO 2000-1, Limited
                                       c/o The Chase Manhattan Bank Texas
                                           600 Travis Street, 50th Floor
                                           Houston, Texas 77002
                                           Telephone: (713) 216-2009
                                           Facsimile: (713) 577-5280


                                       with copies to:

                                       Patriarch Partners, LLC
                                       40 Wall Street, 25th Floor
                                       New York, New York 10005
                                       Attention:  Dennis Dolan/Lynn Tilton
                                       Telephone: (212) 825-0550
                                       Facsimile: (212) 825-2038

                                       and

                                       Woodside Capital Management, LLC
                                       36 Woodland Street, 2nd Floor
                                       Hartford, CT  06105
                                       Attention: Anthony Varone
                                       Telephone: (860) 547-1761
                                       Facsimile: (860) 547-1870

                                       Applicable Lending Office:

                                           Ark CLO 2000-1, Limited
                                       c/o The Chase Manhattan Bank Texas
                                           600 Travis Street, 50th Floor
                                           Houston, Texas 77002
                                           Telephone: (713) 216-2009
                                           Facsimile: (713) 577-5280

       [signature page to amended and restated credit agreement]

Revolving Commitment                   BANK ONE N.A.

$2,388,702.52

Term Loan:
                                       By:      /s/ Phillip D. Martin
$8,406,186.37                              -------------------------------------
                                       Name:        Phillip D. Martin
                                             -----------------------------------
                                       Title:       Senior Vice President
                                              ----------------------------------

                                       Address for Notices:

                                       1 Bank One Plaza
                                       Mail Code IL 1-0631
                                       Chicago, IL 60670
                                       Attention:  Phil Martin
                                       Telephone:  (312) 732-4728
                                       Facsimile:   (312) 732-1775

                                       Applicable Lending Office:

                                       1 Bank One Plaza
                                       Mail Code IL 1-0631
                                       Chicago, IL 60670

Revolving Commitment                   CERBERUS PARTNERS, L.P.

$3,101,767.87
                                       By: Cerberus Associates, L.L.C.,
Term Loan:                                 its general partner

$10,915,565.48                         By:      /s/ Kevin Genda
                                           -------------------------------------
                                       Name:        Kevin Genda
                                             -----------------------------------
                                       Title:       Attorney in Fact
                                              ----------------------------------

                                       Address for Notices:

                                       450 Park Avenue, 28th Floor
                                       New York, New York  10022
                                       Attention:  Kevin Genda
                                       Telephone:  (212) 891-2117
                                       Facsimile:   (212) 891-1541

                                       Applicable Lending Office:

                                       450 Park Avenue, 28th Floor
                                       New York, New York  10022

            [signature page to amended and restated credit agreement]

Revolving Commitment                   AVENUE SPECIAL SITUATIONS FUND II, L.P.

$2,427,162.50
                                       By: Avenue Capital Partners II, LLC,
Term Loan:                                 its General Partner

$8,541,532.54                              By: GLS Partners II, LLC, Managing
                                               Member of General Partner

                                       By:      /s/ Sonia Gardner
                                           -------------------------------------
                                       Name:        Sonia Gardner
                                             -----------------------------------
                                       Title:       Member
                                              ----------------------------------

                                       Address for Notices:

                                       535 Madison Avenue, 15th Floor
                                       New York, New York 10002
                                       Attn: Stuart Brown
                                       Telephone: (212) 878-3553

                                       Applicable Lending Office:

                                       535 Madison Avenue, 15th Floor
                                       New York, New York 10002

Revolving Commitment                   CREDIT AGRICOLE INDOSUEZ

$770,549.20

Term Loan:                             By:      /s/ Kathleen M. Sweeney
                                           -------------------------------------
$2,711,673.03                          Name:        Kathleen M. Sweeney
                                             -----------------------------------
                                       Title:       Vice President
                                              ----------------------------------

                                       By:      /s/ Leo von Reissig
                                           -------------------------------------
                                       Name:        Leo von Reissig
                                             -----------------------------------
                                       Title:       Vice President
                                              ----------------------------------

                                       Address for Notices:

                                       Credit Agricole Indosuez, New York Branch
                                       666 Third Avenue
                                       New York, New York 10017-4011
                                       Attention: Kathleen Sweeney
                                       Telephone: (646) 658-2058
                                       Facsimile: (646) 658-2051

                                       Applicable Lending Office:

                                       Credit Agricole Indosuez, Chicago Branch

            [signature page to amended and restated credit agreement]

                                       55 East Monroe
                                       Chicago, Illinois 60603

Revolving Commitment                   PPM AMERICA SPECIAL INVESTMENTS
                                       FUND, L.P.
$3,906,148.77

Term Loan:
                                       By:  PPM America, Inc., as its
$13,746,297.11                              attorney-in-fact

                                       By:      /s/ Ronnie Kaplan
                                           -------------------------------------
                                       Name:        Ronnie Kaplan
                                             -----------------------------------
                                       Title:       Vice President
                                              ----------------------------------

                                       Address for Notices:

                                       225 West Wacker Drive, 9th Floor
                                       Chicago, Illinois 60606
                                       Attn:  Ronnie Kaplan, Vice President
                                       Telephone: (312) 634-2572
                                       Facsimile: (312) 634-0741

                                       Applicable Lending Office:

                                       225 West Wacker Drive, 9th Floor
                                       Chicago, Illinois 60606


Revolving Commitment                   PPM AMERICA SPECIAL INVESTMENTS CBO II,
                                       L.P.
$2,472,215.07

Term Loan:                             By: PPM America, Inc., as its
                                           attorney-in-fact
$8,700,078.98

                                       By:      /s/ Ronnie Kaplan
                                           -------------------------------------
                                       Name:        Ronnie Kaplan
                                             -----------------------------------
                                       Title:       Vice President
                                              ----------------------------------

                                       Address for Notices:

                                       225 West Wacker Drive, 9th Floor
                                       Chicago, Illinois 60606
                                       Attn: Ronnie Kaplan, Vice President
                                       Telephone: (312) 634-2572
                                       Facsimile: (312) 634-0741

                                       Applicable Lending Office:

                                       225 West Wacker Drive, 9th Floor
                                       Chicago, Illinois 60606

            [signature page to amended and restated credit agreement]

Revolving Commitment                   DAPLE, S.A.

$267,248.22                            By: PPM America, Inc., as its
                                           attorney-in-fact
Term Loan:

$940,484.78                            By:      /s/ Ronnie Kaplan
                                           -------------------------------------
                                       Name:        Ronnie Kaplan
                                             -----------------------------------
                                       Title:       Vice President
                                              ----------------------------------

                                       Address for Notices:

                                       225 West Wacker Drive, 9th Floor
                                       Chicago, Illinois 60606
                                       Attn: Ronnie Kaplan, Vice President
                                       Telephone: (312) 634-2572
                                       Facsimile: (312) 634-0741

                                       Applicable Lending Office:

                                       225 West Wacker Drive, 9th Floor
                                       Chicago, Illinois 60606


Revolving Commitment                   WELLS FARGO BANK (TEXAS) NATIONAL
                                       ASSOCIATION
$0.00

Term Loan:                             By:      /s/ Nipul V. Patel
                                           -------------------------------------
$609.76                                Name:        Nipul V. Patel
                                             -----------------------------------
                                       Title:       Vice President
                                              ----------------------------------

                                       Address for Notices:

                                       Wells Fargo Bank (Texas),
                                       National Association
                                       1000 Louisiana Street, 4th Floor
                                       Mail Sort T5001-047
                                       Houston, Texas 77002
                                       Attention: Nipul Patel
                                       Telephone: (713) 319-1413
                                       Facsimile: (713) 739-1076

                                       Applicable Lending Office:

                                       Wells Fargo Bank (Texas),
                                       National Association
                                       1000 Louisiana Street, 4th Floor
                                       Mail Sort T5001-047
                                       Houston, Texas 77002

           [signature page to amended and restated credit agreement]

                           INDEX TO EXHIBITS (omitted)
                           ---------------------------

     Exhibit                       Description of Exhibit
     -------                       ----------------------

     "A"                           Revolving Note
     "B"                           Swingline Note
     "C"                           Term Note
     "D"                           Guaranty
     "E"                           Borrower/Subsidiary Security Agreement
     "F"                           Assignment and Acceptance
     "G"                           Compliance Certificate

                          INDEX TO SCHEDULES
                          ------------------

     Schedule                      Description of Schedule
     --------                      -----------------------

     1.1(a)                        Excluded Real Property
     8.5                           Litigation
     8.6                           Title Exceptions
     8.10                          Pending Investigations by Taxing Authorities
     8.14                          List of Subsidiaries
     8.19                          Environmental Matters
     9.10(a)                       Vehicle Titles; Abandon Foreign Registrations
     10.1                          Existing Debt
     10.2                          Existing Liens
     10.5                          Existing Investments
     10.8                          Nonproductive Assets
     14.8                          Ineligible Assignees